                                MEIDINGER TOWER
                              LOUISVILLE, KENTUCKY

                           REAL ESTATE SALE AGREEMENT
                           --------------------------


  THIS REAL ESTATE SALE AGREEMENT (this "AGREEMENT") is made as of the ____ day of February, 1998, by and between FIRST CAPITAL INCOME AND GROWTH FUND SERIES XII, an Illinois limited partnership ("SELLER"), and WallGlen Quorum Partners, Ltd., a Texas limited partnership ("PURCHASER").

                                 RECITALS
                                 --------

A. Seller is the owner of that certain parcel of real estate (the "REAL PROPERTY") located in Louisville, Kentucky, which Real Property is more particularly described in EXHIBIT A attached hereto and made a part hereof, and
                          ---------
upon which is situated an office building containing approximately 331,054 square feet of space commonly known as Meidinger Tower (the "OFFICE BUILDING").

B. Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the Property (as such term is defined in Section 1 below), each in accordance with and subject to the terms and conditions set forth in this Agreement.

    THEREFORE, in consideration of the above Recitals, the mutual covenants and agreements herein set forth and the benefits to be derived therefrom, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller agree as follows:

1.  PURCHASE AND SALE
    -----------------

    Subject to and in accordance with the terms and conditions set forth in this Agreement, Purchaser shall purchase from Seller and Seller shall sell to Purchaser the Real Property, together with: (a) the Office Building, all other buildings and all other improvements located thereon and any and all of Seller's rights, easements, licenses and privileges presently thereon or appertaining thereto; (b) Seller's right, title and interest in and to the leases affecting the Property or any part thereof (individually, a "LEASE", and collectively, the "LEASES"); (c) the interest of Seller in all security deposits paid by tenants under the Leases that are listed on EXHIBIT N attached hereto and which are not
                                    ---------
applied by Seller in accordance with the terms of the Leases and/or applicable law between the date of this Agreement and Closing (the "SECURITY DEPOSITS");
(d) all of Seller's right, title and interest in and to the furniture, furnishings, fixtures, equipment, maintenance vehicles, tools and other tangible personally located on the Property and used in connection therewith that are listed on EXHIBIT K attached hereto (the "TANGIBLE PERSONAL PROPERTY"); (e) all
          ---------
right, title and interest of Seller under any and all of the maintenance, service, leasing, brokerage, advertising and other like contracts and agreements with respect to the ownership and operation of the Property that are listed on EXHIBIT C attached hereto (the "SERVICE CONTRACTS"); (f) if and to the extent
---------
transferable, all of Seller's interest, if any, in and to all warranties and guaranties relating to the Property; (g) if and to the extent transferable, all of Seller's interest, if any, in and to all plans, specifications and floor plans (including any CADD drawings and electronic files containing such CADD drawings) for the Office Building which are located at the Office Building, if any; and (h) if and to the extent transferable, all of Seller's right, title and interest in and to any existing intangible property pertaining to the Property (the "INTANGIBLE PERSONAL PROPERTY"), including the name "Meidinger Tower", but specifically excluding any intangible property pertaining in any way to the rights associated with the name "Equity Office" or the name of any entity containing the words "Equity Office" as a part thereof; all to the extent applicable to the period from and after the Closing (as such term is defined in Section 4(A) below). The Real Property, together with items
(a) through (h) above, shall be collectively referred to in this Agreement as the "PROPERTY". The term "Property" expressly excludes: (i) all property owned by tenants or other users or occupants of the Property (except to the extent that any Security Deposits are deemed to be "owned" by a tenant under applicable law); (ii) all rights with respect to any refund of taxes applicable to any period prior to the Closing Date (as defined in Section 4(A) below); and (iii) all computers and computer-related equipment located at the Property, none of which control central building or mechanical systems.

2.   PURCHASE PRICE
     --------------

     The purchase price to be paid by Purchaser to Seller for the Property is Twenty-Eight Million Four Hundred Fifty Thousand Dollars ($28,450,000) (the "PURCHASE PRICE"). The Purchase Price shall be paid as follows:

     A. Earnest Money.
        -------------

        (i) Upon execution of this Agreement, Purchaser shall deposit earnest money in the amount of Five Hundred Thousand Dollars ($500,000) (together with any interest accrued thereon, net of investment costs, if any, the "EARNEST MONEY") with the Chicago, Illinois National Sales Office of Commonwealth Land Title Insurance Company (the "ESCROWEE"). To direct the Escrowee as to the retention, investment and disbursement of the Earnest Money, Purchaser, Seller and Escrowee shall, concurrently with the execution of this Agreement, enter into a joint order escrow agreement (the "JOINT ORDER ESCROW AGREEMENT") in the form attached hereto as EXHIBIT D.
                                                                    ---------
     The Earnest Money shall be invested as Seller and Purchaser so direct pursuant to the terms and provisions of the Joint Order Escrow Agreement. Any and all interest earned on the Earnest Money shall be reported to Purchaser's federal tax identification number.

        (ii) If the transaction closes in accordance with the terms of this Agreement, at Closing, the Earnest Money shall be delivered by Escrowee to Seller as part payment of the Purchase Price. If the transaction fails to close due to a default on the part of Purchaser and Seller is not otherwise in default hereunder, the Earnest Money shall be delivered by Escrowee to Seller, as liquidated and agreed upon damages as more particularly provided in Section 7(B) below. If the transaction fails to close due to a default on the part of Seller and Purchaser is not otherwise in default hereunder, Purchaser shall have the remedies provided for in Section 7(A) below and, in the event that Purchaser elects or is deemed to have elected option (x) in Section 7(A) below, the Earnest Money shall be delivered by Escrowee to Purchaser.

     B. Cash at Closing.  At Closing, Purchaser shall pay to Seller, by wire
        ---------------
     transferred current federal funds, an amount equal to the Purchase Price, minus the sum of the Earnest Money which Seller receives at Closing from the Escrowee, and plus or minus, as the case may require, the closing prorations and adjustments to be made pursuant to Section 4(C) below.

3.   EVIDENCE OF TITLE
     -----------------

     A. Title Commitment.  Seller has, prior to the date of this Agreement,
        ----------------
     obtained and caused to be delivered to Purchaser a commitment for an ALTA Owner's Title Insurance Policy (the

     "TITLE COMMITMENT"), order number EO865582, with an effective date of December 1, 1997, revised January 23, 1998 in the amount of the Purchase Price, issued by the Chicago, Illinois National Sales Unit of Commonwealth Land Title Insurance Company (the "TITLE INSURER"), together with copies of all underlying documents set forth therein (the "TITLE DOCUMENTS"). At Closing, the conveyance of the Property to Purchaser shall be subject only to those exceptions to title which are more fully described on attached EXHIBIT B and those exceptions to title which become Permitted Exceptions
     ---------
     pursuant to Section 3(C) below (collectively, the "PERMITTED EXCEPTIONS").

     B.  Survey.  Seller has, prior to the date of this Agreement, obtained and
         ------
     caused to be delivered to Purchaser, Seller and the Title Insurer, a survey of the Real Property (the "DECEMBER SURVEY") prepared by H.E. Rudy, Inc. Consulting Engineers (the "SURVEYOR"), Job 97113 and dated December 19, 1997. Within two (2) business days of the date this Agreement, Seller shall request that the Surveyor revise the December Survey in accordance with EXHIBIT Y attached hereto (such revision to the December Survey being
          ---------
     referred to herein as the "SURVEY"). Prior to Closing and if not already so certified, the Survey shall be certified to Purchaser (or Purchaser's assignee hereunder), Purchaser's mortgage lender, Seller and the Title Insurer on a form of certification reasonably acceptable to Purchaser and the Surveyor. Such certification shall state that the Survey was made in accordance with "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Survey," jointly established and adopted by ALTA/ACSM in 1992, and includes Items 1, 2, 3, 4, 6, 7(a), 7(b)(1), 7(c), 8, 9, 10, 11, 13 and 14
     of Table A thereof, and pursuant to the Accuracy Standards (as adopted by ALTA and ACSM and in effect on the date of such certification) of an "Urban Survey".

     C.  Review of Title Commitment and Survey.  If the Survey discloses
         -------------------------------------
     exceptions to title other than the Existing Permitted Exceptions (as hereinafter defined) (such other exceptions to title being referred to herein as the "DISCLOSED EXCEPTIONS"), or if the Survey either does not resolve all comments on EXHIBIT Y to the reasonable satisfaction of
                             ---------
     Purchaser, or does not provide the assurances requested in EXHIBIT Y as
                                                                ---------
     determined by Purchaser in its reasonable discretion (any such unresolved comments or assurances collectively shall be referred to herein as the "SURVEY MATTERS"), then Purchaser shall have until 5:00 p.m. (Chicago, Illinois time) on the third (3rd) business day after its receipt of the Survey to notify Seller of any such Disclosed Exceptions or Survey Matters to which Purchaser objects. If any additional exceptions to title other than the Existing Permitted Exceptions, the Disclosed Exceptions and the Survey Matters arise between the date of the Title Commitment, the Survey and the Closing (such exceptions to title being referred to herein as the "NEW DISCLOSED EXCEPTIONS"), Purchaser shall have five (5) business days after its receipt of notice of such New Disclosed Exceptions within which to notify Seller of any such New Disclosed Exceptions to which Purchaser objects. Any such Disclosed Exceptions, New Disclosed Exceptions and Survey Matters not objected to by Purchaser as aforesaid shall become "Permitted Exceptions" hereunder. If Purchaser objects to any such Disclosed Exceptions, New Disclosed Exceptions or Survey Matters, Seller shall have until Closing (but in any event at least twenty [20] days after it receives notice of Purchaser's objection(s)) to remove such Disclosed Exceptions, Survey Matters and/or New Disclosed Exceptions, which removal may be accomplished by waiver or endorsement by the Title Insurer reasonably satisfactory to Purchaser. If Seller fails to remove any such Disclosed Exceptions, Survey Matters and/or New Disclosed Exceptions as aforesaid, Purchaser may, as its sole and exclusive remedy, terminate this Agreement and obtain a return of the Earnest Money. If Purchaser does not elect to terminate this Agreement, Purchaser shall consummate the Closing and accept title to the Property subject to all such Disclosed Exceptions, Survey Matters and/or New Disclosed Exceptions (in which event, all such Disclosed Exceptions, Survey Matters and New Disclosed Exceptions, together with the Existing Permitted Exceptions, shall be deemed "PERMITTED EXCEPTIONS" hereunder). For purposes of this Agreement, the term "EXISTING PERMITTED EXCEPTIONS" shall mean the items noted on attached EXHIBIT B,
                                                                  ---------
     except for those items on EXHIBIT B which have been objected to or
                               ---------
     otherwise addressed in EXHIBIT Y and except as the same may be amended in
                            ---------
     an updated title commitment. Notwithstanding anything in this Section 3(C) to the contrary, Seller shall be obligated, at Closing, to cause the Title Insurer to remove (by waiver or endorsement):
     (1) any exceptions to title in connection with Seller's existing outstanding mortgage financing encumbering the Property; and (2) any Prohibited Exceptions (as hereinafter defined). For purposes of this Agreement, the term "PROHIBITED EXCEPTIONS" shall be defined to mean the following exceptions to title to which Seller has acquiesced or consented (after receiving written notice of same), if any: (i) the tax liens (other than liens with respect to real estate taxes not yet due and payable), and
     (ii) judgment liens.

4.   CLOSING
     -------

     A.  Closing Date.  The "CLOSING" of the transaction contemplated by this
         ------------
     Agreement (that is, the payment of the Purchase Price, the transfer of title to the Property, and the satisfaction of all other terms and conditions of this Agreement) shall occur on April 1, 1998, at the office of the Escrowee (in person and/or by telecopy and/or overnight courier) or at such other time and place as Seller and Purchaser shall agree in writing. The "CLOSING DATE" shall be the date of Closing. If the date for Closing above provided for falls on a Saturday, Sunday or legal holiday, then the Closing Date shall be the next business day.

     B.  Closing Documents and Deliveries.
         --------------------------------

         (i)   Seller.  At Closing, Seller shall deliver to Purchaser the
               ------
         following:

               (a) a "special" warranty deed (the "DEED"), subject only to the Permitted Exceptions and in the form attached hereto as EXHIBIT W;
                                                                  ---------

               (b) a limited warranty bill of sale (the "BILL OF SALE") in the form attached hereto as EXHIBIT J;
                                  ---------

               (c) a letter advising tenants under the Leases of the change in ownership of the Property in the form of EXHIBIT L attached hereto;
                                                   ---------

               (d) a letter advising vendors under the Service Contracts of the change in ownership of the Property in the form of EXHIBIT M attached
                                                             ---------
          hereto;

               (e) four (4) counterparts of an assignment and assumption of the Leases and Security Deposits in the form of EXHIBIT E attached hereto
                                                      ---------
          (the "LEASE ASSIGNMENT"), executed by Seller;

               (f) four (4) counterparts of an assignment and assumption of the Service Contracts in the form of EXHIBIT F attached hereto (the
                                           ---------
          "SERVICE CONTRACT ASSIGNMENT"), executed by Seller;

               (g) an affidavit stating, under penalty of perjury, Seller's U.S. taxpayer identification number and that Seller is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code;

               (h) four (4) counterparts of a closing statement (the "CLOSING STATEMENT") to be executed by Seller and Purchaser, containing the Closing Delinquency Schedule (as defined in Section 4(C)(i)(b) below) and setting forth the prorations and adjustments to the Purchase Price as required by Section 4(C) below, executed by Seller;

               (i) all executed Estoppel Certificates (as defined in Section 8(B)(i) below) received by Seller as of the Closing Date to the extent not previously delivered to Purchaser or its counsel;

               (j) four (4) counterparts of a letter with respect to Seller's delivery of information required under 29 C.F.R.
          (S)1910.1001(j)(2)(ii) and 29 C.F.R. (S)1926.1101(n)(6) (the "OSHA
          LETTER") in the form of EXHIBIT O attached hereto, executed by Seller;
                                  ---------

               (k) four (4) counterparts of a Quit Claim Assignment of Permits and General Intangibles (the "PERMIT ASSIGNMENT") in the form of EXHIBIT R attached hereto;
          ---------

               (l) any transfer tax declaration, real property conveyance statement or similar document (the "TRANSFER TAX DECLARATION") that Seller is required by law to execute in order to record the Deed with the Jefferson County, Kentucky recorder, executed by Seller;

               (m) an update of the Rent Roll (as defined in Section 9(A)(vii) below) the "UPDATED RENT ROLL") dated as of the Closing Date, certified by Seller to be, to the Actual Knowledge of Seller (as defined in Section 9(A) below), true and correct (Purchaser hereby acknowledging that: (1) Seller shall have no liability with respect to the information set forth in such Updated Rent Roll to the extent that such information is set forth in an Estoppel Certificate received by Purchaser, and (2) as more particularly provided in Section 9(C) below, Seller's liability under such certification shall terminate on a date no later than the one hundred eightieth day after the Closing
          Date); and

               (n) all executed Adjacent Property Estoppel Certificates (defined in Section 8(B)(iii) below) received by Seller as of the Closing Date to the extent not previously delivered to Purchaser or its counsel.

          (ii) Purchaser.  Purchaser shall deliver or cause to be delivered to
               ---------
          Seller at Closing:

               (a) the funds required pursuant to Section 2(B) above;

               (b) four (4) counterparts of the Lease Assignment, executed by Purchaser;

               (c) four (4) counterparts of the Service Contract Assignment, executed by Purchaser;

               (d) four (4) counterparts of the Closing Statement, executed by Purchaser;

               (e) copies of any executed Estoppel Certificates received by Purchaser as of the Closing Date , if any;

               (f) four (4) counterparts of the OSHA Letter, executed by Purchaser;

               (g) four (4) counterparts of the Permit Assignment, executed by Purchaser;

               (h) the Transfer Tax Declaration, executed by Purchaser;

               (i) copies of any executed Adjacent Property Estoppel Certificates received by Purchaser as of the Closing Date; if any;

               (j) a release, in form reasonably acceptable to Seller, executed by Leighton (as defined in Section 6 below) and Miller (as defined in Section 6 below), releasing Seller, its affiliates and G&E (as defined in Section 6 below) from any claims in connection with the Property including, without limitation, any claims for a commission or fee in connection with the purchase and sale of the Property contemplated herein; and

               (k) a release, in form reasonably acceptable to Seller, executed by Cottonwood Partners, LLC (on behalf of itself and its affiliates), releasing Seller, its affiliates and G&E from any claims for a commission or fee in connection with the purchase and sale of the Property contemplated herein.

     C.   Closing Prorations and Adjustments.
          ----------------------------------

          (i) The following items are to be prorated or adjusted (as appropriate) as of the Closing Date, it being understood that for purposes of prorations and adjustments, Purchaser shall be deemed the owner of the Property as of the Closing Date and Seller shall be deemed the owner of the Property as of the day prior to the Closing Date; provided, however, that in the event that Seller and Seller's mortgage lender receive the net funds from the Escrowee after 1 PM (New York, New York time) on the Closing Date due to delay in delivery of funds or closing documents by or on behalf of Purchaser, then, for purposes of prorations and adjustments, Seller shall be deemed the owner of the Property as of the Closing Date and Purchaser shall be deemed the owner of the Property as of the day after the Closing
     Date:

               (a) real estate and personal property taxes and assessments (initially on the basis of the most recent ascertainable tax bill if the current bill or evidence sufficient to calculate the amount of the taxes for the period through Closing is not then available);

               (b) the "minimum" or "base" rent payable by tenants under the Leases ("BASE RENT"); provided, however, that rent and all other sums which are due and payable to Seller by any tenant but uncollected as of the Closing shall not be adjusted, but Purchaser shall cause the rent and other sums for the period prior to Closing to be remitted to Seller if, as and when collected, but only after such rents are first applied towards any unpaid rents first becoming due and payable subsequent to the Closing Date. At Closing, Seller shall deliver to Purchaser a schedule (the "CLOSING DELINQUENCY SCHEDULE") of all such past due but uncollected rent and other sums owed by tenants (the "PAST DUE RENTS"). Purchaser shall include the amount of the Past Due Rents in the first bills thereafter submitted to the tenants in question after the Closing and shall continue to do so for twelve (12) months thereafter. Purchaser, upon request of Seller, shall promptly deliver to Seller a copy of each such bill submitted to tenants. Purchaser shall promptly remit to Seller any such Past Due Rents paid by tenants set forth on the Closing Delinquency Schedule, but only if a deficiency in the then current rent is not thereby created. To the extent not set forth on the Closing Delinquency Schedule, percentage or overage rent and Tenant Reimbursements (defined in Section 4(C)(ii) below) shall be prorated as follows: with respect to percentage rents, and upon receipt by Purchaser, Purchaser shall furnish to Seller copies of all sales reports from tenants relative thereto, including, without limitation, all sales reports with respect to any tenants whose lease years have expired as of the Closing but whose sales reports were not available on Closing and sales reports of any tenants whose lease year expires after Closing, and the amount of any rents (including, without limitation, percentage or overage rents and Tenants Reimbursements) to be paid by any tenant shall be made in accordance with such tenant's Lease as now existing (Purchaser hereby covenanting and agreeing not to modify the Leases after Closing to change the date and/or method for payment of such amounts with respect to the period prior to Closing until after the occurrence of the reprorations described in Section 4(C)(iii) below) and Purchaser shall, after Closing, promptly pay to Seller a prorata portion of such rents, based upon apportionment being made as of the Closing Date, promptly after the date when such rents are received from the tenant;

               (c) with respect to tenant improvement costs and/or allowances or leasing commissions relating to any new leases, or any modification, amendment, restatement or renewal of existing Leases (each, a "NEW LEASE", and collectively, the "NEW LEASES") executed between the date of this Agreement and Closing with the consent of Purchaser granted (or deemed to be granted) in accordance with Section 10(L)(1) below, Seller and Purchaser agree that such costs, allowances and leasing commissions shall be prorated over the initial term of any such New Lease with Seller being responsible for a portion of such costs, allowances and leasing commissions based on the ratio of Base Rent payments received by Seller through the Closing Date to the total Base Rent payable over the initial term of the particular New Lease and, in the event that Seller has paid such costs, allowances and/or leasing commissions prior to Closing, Purchaser shall reimburse Seller at Closing for the amount of any such costs, allowances and/or leasing commissions paid by Seller, based on the above-described proration and, in the event Seller has not paid such costs, allowances and/or leasing commissions prior to Closing, Purchaser shall be responsible for payment of all such costs, allowances and leasing commissions after Closing;

               (d) with respect to the tenant improvement costs and/or allowances or leasing commissions set forth on EXHIBIT S and EXHIBIT T
                                                         ---------     ---------
          attached hereto relating to the Leases set forth on EXHIBIT S and
                                                              ---------
          EXHIBIT T attached hereto, Seller and Purchaser agree that they each
          ---------
          shall be responsible for a portion of such costs, allowances and leasing commissions in accordance with the allocations set forth on EXHIBIT S and EXHIBIT T and: (1) in the event that Seller has, prior
          ---------     ---------
          to Closing, paid more than its portion of such costs, allowances and/or leasing commissions based on the aforesaid allocations, Purchaser shall reimburse Seller at Closing for the amount of any such costs, allowances and/or leasing commissions paid by Seller in excess of Seller's allocable portion of such costs based on the aforesaid allocations; and (2) in the event that Seller has not, prior to Closing, paid its portion of such costs, allowances and/or leasing commissions based on the aforesaid allocations, Seller shall give Purchaser a credit at Closing against the Purchase Price in an amount equal to the portion of Seller's allocable shares set forth on EXHIBIT
                                                                         -------
          S and EXHIBIT T not yet paid by Seller; it being understood that
          -     ---------
          Purchaser shall, in all events be responsible after Closing for payment of the remaining amount of such costs, allowances and/or leasing commissions to the proper recipients thereof;

               (e) with respect to tenant improvement costs and/or allowances or leasing commissions payable after Closing to the extent same are known by Seller and Purchaser as of Closing, other than tenant improvement costs and/or allowances or leasing commissions payable in accordance with Sections 4(C)(i)(c) and 4(C)(i)(d) above,

          Purchaser shall be responsible for payment of all such costs, allowances and leasing commissions after Closing and Seller shall provide Purchaser with a credit at Closing against the Purchase Price in the amount of such costs, allowances and/or commissions;

               (f) the amount of the Security Deposits, if any, with Purchaser receiving a credit at Closing against the Purchase Price in the amount of such Security Deposits;

               (g) water, sewer, electric, telephone and all other utility and fuel charges, fees and use charges, fuel on hand (at cost plus sales tax), and any deposits with utility companies (to the extent possible, utility prorations will be handled by meter readings on the day immediately preceding the Closing Date);

               (h) amounts paid or payable under the Service Contracts;

               (i) amounts paid or payable under agreements with owners of adjacent properties in the Louisville Galleria, if any, including, without limitation amounts paid or payable under: (1) that certain Reciprocal Easement, License and Restriction Agreement dated October 27, 1988 (the "REA") by and between Seller and Oxford Properties, Inc., a California corporation ("OXFORD"), recorded of record in Deed Book 5816, Page 496 in the Office of the Clerk of Jefferson County, Kentucky (the "CLERK'S OFFICE"), (2) that certain Common Areas Agreement dated October 27, 1988 (the "COMMON AREAS AGREEMENT") by and between Seller and Oxford recorded of record in Deed Book 5816, Page 456 in the Clerk's Office, and (3) that certain Building Services Agreement dated October 27, 1988 (the "BUILDING SERVICES AGREEMENT") by and between Seller and Oxford recorded of record in Deed Book 5816, Page 405 in the Clerk's Office;

               (j) assignable license and permit fees; and

               (k) other similar items and expenses of operation.

          (ii) Notwithstanding the foregoing and subject to Sections 4(C)(iii) and 4(C)(iv) below, Seller shall in all events be entitled to retain amounts paid by tenants for reimbursement of real estate taxes and assessments, common area maintenance, mall maintenance, utility charges, water and sewer charges, insurance and merchant's association dues and assessments and all other charges to or contributions by tenants under the Leases other than Base Rent (such assessments, costs, expenses, dues and charges being referred to herein as the "TENANT REIMBURSABLE EXPENSES", and the amounts payable by tenants under the Leases with respect to the Tenant Reimbursable Expenses being referred to herein as the "TENANT REIMBURSEMENTS") as of the Closing.

         (iii) As soon as practical after Closing, but in no event later than May 31, 1999, Seller and Purchaser shall, with respect to any amounts prorated or adjusted at Closing pursuant to Section 4(C)(i) above based on estimates or formulae, as applicable, jointly determine and reapportion such amounts in accordance with Section 4(C)(i) above upon determination of the actual costs or expenses with respect thereto. In the event that the amount credited to Purchaser by Seller at Closing exceeds the amount of the credit that Purchaser should have received had such actual amounts been available at Closing, Purchaser shall promptly remit such excess amount to Seller. In the event that the amount credited to Seller by Purchaser at Closing exceeds the amount of the credit that Seller should have received at Closing had such actual amounts been available at Closing, Seller shall promptly remit such excess amount to Purchaser. In the event that, after such reapportionment: (1) the amount of Tenant Reimbursements retained by Seller as provided in Section 4(C)(ii) above is less than the amount of Tenant Reimburseable Expenses paid by Seller (whether by direct payment by Seller or by proration as provided in Section 4(C)(i) above) with respect to 1998 and the landlord under the Leases is entitled to recover such difference under the terms of Leases, then Purchaser shall bill such tenants, provide Seller with copies of such bills upon issuance, and collect such amounts on behalf of Seller and, upon receipt, remit such collected amounts to Seller; and (2) the amount of Tenant Reimbursements collected by Seller for 1998 and retained by Seller as provided in Section 4(C)(ii) above exceeds the amount of Tenant Reimburseable Expenses paid by Seller (whether by direct payment by Seller or by proration as provided in Section 4(C)(i) above) with respect to 1998 then, to the extent required under the terms of the Leases, Seller shall promptly remit such excess amounts to the applicable tenants; provided that, to the extent any such excess amounts are otherwise payable to tenants owing Past Due Rents, Seller may offset the amounts due to such tenants against Past Due Rents owing to Seller and remitting any remaining amounts to such tenants.

          (iv) Seller shall be responsible for the reconciliation with tenants of Tenant Reimbursements and Tenant Reimbursable Expenses for the calendar year 1997, and (a) in the event the amount of Tenant Reimbursements retained by Seller as provided in Section 4(C)(ii) above is less than the amount of Tenant Reimbursable Expenses paid by Seller (whether by direct payment by Seller or by proration as provided in Section 4(C)(i) above) with respect to 1997 and the landlord under the Leases is entitled to recover such difference under the terms of the Leases, then Seller shall be entitled to bill such tenants and retain any such amounts due from tenants, and (b) in the event that the amount of Tenant Reimbursements collected by Seller for 1997 and retained by Seller as provided in Section 4(C)(ii) above exceeds the amount of Tenant Reimbursable Expenses paid by Seller (whether by direct payment by Seller or by proration as provided in Section 4(C)(i) above) with respect to 1997 then, to the extent required under the terms of the Leases, Seller shall promptly remit such excess amounts to the applicable tenants; provided that, to the extent any such excess amounts are otherwise payable to tenants owing Past Due Rents, Seller may offset the amounts due to such tenants against Past Due Rents owing to Seller and remitting any remaining amounts to such tenants.

          (v) If Seller has not received all Past Due Rents or other amounts owed to it by tenants within sixty (60) days after the Closing Date, Seller at its sole cost and expense, shall be entitled at any time within the twelve (12) month period after such sixty (60) day period (with respect to Past Due Rents) or within the twelve (12) month period after such other amounts are due (with respect to amounts other than Past Due Rents), to commence such actions or proceedings not affecting possession or enforcing landlord's liens or resulting in termination of the Lease in question as Seller shall desire to collect any such Past Due Rents or other amounts, and Purchaser shall cooperate with Seller in any such action, provided, however, that: (1) Purchaser shall not be obligated to incur any costs in connection therewith, and (2) Purchaser shall not be required to join as a party in any actions or legal proceedings against such tenant.

          (vi) Prior to the date hereof, Seller settled an appeal of the assessed value(s) of the Property with respect to the tax and/or calendar years set forth on EXHIBIT U attached hereto. In the event that any
                        ---------
     refunds of taxes applicable to any period prior to the Closing Date have not been received by Seller as of the Closing, Seller shall retain all rights with respect to any refund of such taxes.

         (vii) For purposes of this Section 4(C), the amount of any expense credited by one party to the other shall be deemed an expense paid by that party. The terms and provisions of this Section 4(C) shall survive the Closing and delivery of the Deed.

     D.  Transaction Costs.  If, as and when the Closing occurs, Purchaser shall
         -----------------
     be responsible for and shall pay (i) one-half (1/2) of the cost to prepare Survey, (ii) one-half (1/2) of the transfer taxes and/or documentary stamps (the "TRANSFER TAXES") owed in connection with the Deed (and Seller and Purchaser shall timely execute and deliver such forms and returns as are necessary in connection therewith), (iii) one-half (1/2) of the base premium for the owner's title insurance policy to be issued to Purchaser at Closing (the "TITLE POLICY") and all costs of any and all endorsements thereto, and (iv) all recording charges for recording the Deed. Seller shall be responsible for and shall pay (1) one-half (1/2) of the cost to prepare the Survey, (2) one-half (1/2) of the Transfer Taxes, (3) one-half (1/2) of the base premium for the Title Policy, and (4) all recording charges for recording any releases or reconveyances of Seller's existing mortgage financing, if any. Seller and Purchaser shall each pay one-half (1/2) of all escrow fees, whether or not the Closing occurs. In addition, Purchaser and Seller shall each be responsible for the fees of their respective attorneys.

     E.  Possession.  Upon Closing, Seller shall deliver to Purchaser possession
         ----------
     of the Property, subject only to the Permitted Exceptions.


5.   CASUALTY LOSS AND CONDEMNATION
     ------------------------------

     If, prior to Closing, the Property or any part thereof shall be taken by eminent domain or condemned, or destroyed or damaged by fire or other casualty, Seller shall promptly so notify Purchaser. In the event that either: (i) the reasonable cost to restore the Property due to such damage or destruction is greater than One Million Dollars ($1,000,000) (a "MATERIAL CASUALTY"), or (ii) any material portion of the building located on the Property is taken or condemned (a "MATERIAL CONDEMNATION"), then Purchaser shall have the option to terminate this Agreement by delivery of its written termination notice to Seller within fifteen (15) days of Seller's written notice thereof. If (a) the aforementioned casualty is not a Material Casualty, (b) the aforementioned taking or condemnation is not a Material Condemnation, or (c) Purchaser does not elect to terminate this Agreement pursuant to the provisions of the preceding sentence (time being of the essence with respect to any such election), then Seller and Purchaser shall consummate the transaction contemplated by this Agreement without abatement of the Purchase Price and Purchaser shall be entitled during the period following the Inspection Period and prior to Closing to approve the terms of any property insurance settlement, such approval not to be unreasonably withheld or delayed, and to receive at Closing the taking, condemnation or property insurance proceeds (or an assignment of the right to such proceeds) (less any amounts applied against costs incurred or income lost by Seller as a result of such occurrence) plus a credit against the Purchase Price in the amount of any uninsured loss (as to property only) and any deductible payable by Seller under applicable property insurance, and Seller shall, at Closing, execute and deliver to Purchaser all customary proofs of loss, assignments of claims and other similar items. If Purchaser elects to terminate this Agreement pursuant to the provisions of this Section 5 and Purchaser is not in default under this Agreement, the Earnest Money shall be returned to Purchaser by the Escrowee, in which event this Agreement shall, without further action of the parties, become null and void and neither party shall have any further rights or obligations under this Agreement except those rights and obligations which expressly survive termination of this Agreement as provided herein and Seller's rights under the Confidentiality Agreement (as defined in Section 8(A) below).

6.   BROKERAGE
     ---------

     Seller, pursuant to a separate written agreement (the "G&E BROKER AGREEMENT"), is obligated to pay upon Closing (but not otherwise) a brokerage commission to Grubb & Ellis New York, Inc. ("G&E") for services rendered in connection with the sale and purchase of the Property. Seller shall indemnify and hold Purchaser harmless from and against any and all claims of G&E related to Seller's agreement under the G&E Broker Agreement to pay G&E a commission in connection with the purchase and sale of the Property, including, without limitation, reasonable attorneys' fees and expenses incurred by Purchaser in connection with such claim. Purchaser, pursuant to a separate agreement with Mr. Chris Leighton ("LEIGHTON") and Henry S. Miller Commercial ("MILLER"), is obligated to pay Leighton and Miller a commission in connection with the transactions contemplated herein. Purchaser represents and warrants to Seller that Purchaser does not have any agreement with any broker or finder in connection with the Property other than the aforesaid agreement with Leighton and Miller. Seller and Purchaser shall each indemnify and hold the other harmless from and against any and all claims of all brokers and finders (other than a claim by Broker against Seller of the type described in the first sentence of this Section 6, which claim Seller shall be obligated to indemnify Purchaser against as provided above) claiming by, through or under the indemnifying party and in any way related to the sale and purchase of the Property, this Agreement or otherwise, including, without limitation, reasonable attorneys' fees and expenses incurred by the indemnified party in connection with such claim, it being expressly understood and agreed that any claims by Leighton and/or Miller and/or Cottonwood Partners, LLC and/or any of their affiliates shall be the responsibility of Purchaser hereunder and shall be subject to the provisions of this Section 6. The provisions of this Section 6 shall survive the Closing and delivery of the Deed or sooner termination of this Agreement.

7.   DEFAULT AND REMEDIES
     --------------------

     A.  Seller Default.  Notwithstanding anything to the contrary contained in
         --------------
     this Agreement, if (i) Seller fails to perform in accordance with the terms of this Agreement, (ii) Purchaser is not otherwise in default hereunder, and (iii) the Closing does not occur, then, as Purchaser's sole and exclusive remedy hereunder and at Purchaser's option, either (x) the Earnest Money shall be returned to Purchaser, in which event this Agreement shall be null and void, and neither party shall have any rights or obligations under this Agreement, or (y) upon notice to Seller not less than twenty (20) days after Purchaser becomes aware of such failure, and provided an action is filed within thirty (30) days after Purchaser becomes aware of such failure, Purchaser may seek specific performance of this Agreement, but not damages. Purchaser's failure to seek specific performance as aforesaid shall constitute its election to proceed under clause (x) above.

     B.  Purchaser Default.  If (i) Purchaser fails to perform in accordance
         -----------------
     with the terms of this Agreement and Purchaser has not terminated this Agreement pursuant to a right to terminate hereunder, (ii) Seller is not in default hereunder, and (iii) the Closing does not occur, the Earnest Money may be retained by Seller as liquidated and agreed upon damages and as Seller's sole and exclusive remedy with respect thereto other than those rights that survive a termination of this Agreement as provided herein and Seller's rights under the Confidentiality Agreement. If Purchaser is required to but does not deposit with the Escrowee the Earnest Money as provided in Section 2(A)(i) above, the sum of Five Hundred Thousand and No/100 Dollars ($500,000) shall nonetheless be recoverable by Seller from Purchaser as Earnest Money and without prejudice to Seller's other rights and remedies. PURCHASER AND SELLER ACKNOWLEDGE AND AGREE THAT (1) THE EARNEST MONEY IS A REASONABLE ESTIMATE OF AND BEARS A REASONABLE RELATIONSHIP TO THE DAMAGES THAT WOULD BE SUFFERED AND COSTS INCURRED BY SELLER AS A RESULT OF HAVING WITHDRAWN THE PROPERTY FROM SALE AND THE

     FAILURE OF CLOSING TO OCCUR DUE TO A DEFAULT OF PURCHASER UNDER THIS AGREEMENT; (2) THE ACTUAL DAMAGES SUFFERED AND COSTS INCURRED BY SELLER AS A RESULT OF SUCH WITHDRAWAL AND FAILURE TO CLOSE DUE TO A DEFAULT OF PURCHASER UNDER THIS AGREEMENT WOULD BE EXTREMELY DIFFICULT AND IMPRACTICAL TO DETERMINE; (3) PURCHASER SEEKS TO LIMIT ITS LIABILITY UNDER THIS AGREEMENT TO THE AMOUNT OF THE EARNEST MONEY IN THE EVENT THIS AGREEMENT IS TERMINATED AND THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT DOES NOT CLOSE DUE TO A DEFAULT OF PURCHASER UNDER THIS AGREEMENT; AND (4) THE EARNEST MONEY SHALL BE AND CONSTITUTE VALID LIQUIDATED DAMAGES.



     PURCHASER INITIALS:                                        SELLER INITIALS:


     _________________                                          _______________


     C.  Post-Closing Remedies.  After Closing, Seller and Purchaser shall,
         ---------------------
     subject to the terms and conditions of this Agreement (including, without limitation, Section 10(P) below), have such rights and remedies as are available at law or in equity, except that neither Seller nor Purchaser shall be entitled to recover from the other consequential or special damages. The provisions of this Section 7 shall survive the Closing and delivery of the Deed or sooner termination of this Agreement.

8.   CONDITIONS PRECEDENT
     --------------------

     A.  Inspection Period.  There presently exists that certain confidentiality
         -----------------
     letter agreement dated February 13, 1998, and accepted by Purchaser's affiliate, Starwood Capital Group, LLC ("STARWOOD") (the "CONFIDENTIALITY AGREEMENT"), a copy of which is attached hereto as EXHIBIT Q. By execution
                                                        ---------
     hereof, Purchaser hereby assumes Starwood's obligations under, and ratifies, the terms and provisions of the Confidentiality Agreement. Subject to Section 10(G) below and the provisions of the Confidentiality Agreement, Purchaser and/or its agents have had the period between November 26, 1997 and the date of this Agreement within which to inspect the Property and conduct such non-invasive, non-intrusive tests, surveys and inspections as Purchaser deemed reasonably necessary or appropriate (the "INSPECTION PERIOD"). During the period between the Inspection Period and Closing, Purchaser shall have the right to continue to inspect and enter the Property. By Purchaser's execution hereof, Purchaser acknowledges that it had an opportunity to inspect the Property and all Disclosures (as defined in Section 10(H) below) and make such other inquiries and investigations and obtain such reports and analyses it deemed adequate in connection with its decision to purchase the Property, and, as a result thereof, Purchaser agrees that, except as specifically set forth in this Agreement, it shall purchase the Property in its "AS IS, WHERE IS" condition, subject to ordinary wear and tear and as more particularly provided in Section 10(H) below.

     B.  Estoppel Certificates.
         ---------------------

         (i) It shall be a condition precedent to Purchaser's obligation to close the purchase and sale transaction contemplated in this Agreement that Purchaser shall have received, at Closing, estoppel certificates (individually, an "ESTOPPEL CERTIFICATE" and collectively, the

     "ESTOPPEL CERTIFICATES") dated as of a date no more than forty-five (45) days prior to Closing, from tenants occupying not less than seventy-five percent (75%) of the net rentable square footage of space at the Property actually leased as of the end of the Inspection Period pursuant to valid and existing Leases and in form and content as set forth herein, specifically including within such seventy-five percent (75%) all such tenants occupying 10,000 or more net rentable square footage as of the end of the Inspection Period (collectively, the "REQUIRED TENANTS"). It is specifically understood and agreed that Southeast Development Corporation ("SOUTHEAST"), and the space demised under its Lease, shall not be included in determining the Required Tenants or in determining the net rentable square footage of space at the Property under this Section 8(B)(i). The Estoppel Certificates executed by tenants shall be substantially in the form of EXHIBIT G attached hereto (the "FORM TENANT ESTOPPEL CERTIFICATE")
             ---------
     and shall not be materially inconsistent with the Leases, except that an Estoppel Certificate shall be deemed an acceptable Estoppel Certificate for purposes of this Section 8(B)(i) if: (1) it contains the qualification by the tenant of any statement as being to the best of its knowledge or as being subject to any similar qualification, and/or (2) it contains any tenant objection to addressing or certifying the Estoppel Certificate to Purchaser's mortgage lender, if any, or is not addressed or certified to such mortgage lender (the aforesaid acceptable Estoppel Certificates to be delivered are collectively referred to as the "REQUIRED ESTOPPEL CERTIFICATES").

          (ii) In the event that Seller is unable to provide to Purchaser the Required Estoppel Certificates at Closing as provided above and/or the Adjacent Property Estoppel Certificates as provided below, Purchaser may either: (x) elect not to purchase the Property, in which event this Agreement shall be null and void, the Escrowee shall promptly return the Earnest Money to Purchaser and thereafter neither Seller nor Purchaser shall have any further rights or obligations under this Agreement, other than those rights and obligations which expressly survive termination of this Agreement and the rights and obligations under the Confidentiality Agreement; or (y) elect to purchase the Property notwithstanding Seller's inability to provide the Required Estoppel Certificates and/or the Adjacent Property Estoppel Certificates, in which event Seller shall not be obligated to provide any additional Estoppel Certificates, or Adjacent Property Estoppel Certificates, to Purchaser after Closing. The provisions of this Section 8(B)(ii) shall survive the Closing and delivery of the Deed.

          (iii) Within five (5) business days of execution of this Agreement, Purchaser shall prepare and provide to Seller proposed forms of estoppel certificates, in forms reasonably acceptable to Seller and in compliance with: (1) Section 16(D) of the Common Areas Agreement (with respect to the estoppel certificate to be obtained under the Common Areas Agreement), (2)
     Section 12(D) of the REA (with respect to the estoppel certificate to be obtained under the REA), and (3) Section 10(D) of the Building Services Agreement (with respect to the estoppel certificate to be obtained under the Building Services Agreement). Such estoppel certificates shall be prepared for execution by the other party or parties to the REA, the Common Areas Agreement and the Building Services Agreement and are referred to herein as the "ADJACENT PROPERTY ESTOPPEL CERTIFICATES". Seller, upon receipt of such estoppel certificates, shall submit same to the other party or parties thereto, together with a request that such party or parties execute the estoppel certificates and return them to Seller before Closing. It shall be a condition precedent to Purchaser's obligation to close the purchase and sale transaction contemplated in this Agreement that Purchaser shall have received, at Closing, Adjacent Property Estoppel Certificates from the other party or parties under the REA, the Common Areas Agreement and the Building Services Agreement. The Adjacent Property Estoppel Certificates executed by such other party or parties shall be in substantially the form approved by Seller as provided above and shall not be materially inconsistent with the agreements to which they relate, except that an Adjacent Property Estoppel Certificate shall be deemed acceptable for purposes of this

     Section 8(B)(iii) if: (x) it contains the qualification by the other party or parties of any statement as being to the best of its knowledge or as being subject to any similar qualification, and/or (y) it contains any objection of the other party or parties to addressing or certifying the Adjacent Property Estoppel Certificate to Purchaser's mortgage lender, if any, or is not addressed or certified to such mortgage lender.

          (iv) If any Estoppel Certificates or Adjacent Property Estoppel Certificates contain statements or allegations that a default or potential default exists on the part of Seller under the Lease, REA, Common Areas Agreement or the Building Services Agreement in question, as applicable, and (1) the existence or the substance of such allegations or statements were contained in any Disclosures (as defined in Section 10(H) below) prior to the end of the Inspection Period, or (2) prior to the end of the Inspection Period Purchaser otherwise obtained actual knowledge of facts revealing the substance of such statements or allegations, or (3) Purchaser elects that Closing occur notwithstanding the existence of such default of potential default, then such Estoppel Certificates shall be deemed acceptable for purposes of this Section 8(B), notwithstanding the existence of such allegations or statements and Seller shall have no liability to Purchaser hereunder with respect to the existence of such allegations, statements or information. The provisions of this Section 8(B)(iv) shall survive the Closing and delivery of the Deed.

     C.  Accuracy of Seller's Representations. It shall be a condition precedent
         ------------------------------------
     to Purchaser's obligation to close the purchase and sale transaction contemplated in this Agreement that each of Seller's representations set forth in Section 9(A) below shall be true and correct in all material respects as of Closing, as modified by any Inspection Period Disclosures (as defined in Section 9(B) below) prior to the end of the Inspection Period. In the event that Seller makes any Pre-Closing Disclosures (as defined in Section 9(B) below) to Purchaser, Purchaser shall have the right to terminate this Agreement and receive the return of the Earnest Money by delivering written notice thereof to Seller on or before the earlier of Closing or the fifth (5th) business day after Purchaser receives written notice of such Pre-Closing Disclosure. If Purchaser does not terminate this Agreement pursuant to its rights under this Section 8(C), then such representations shall be deemed modified to conform them to the Inspection Period Disclosures and the Pre-Closing Disclosures. The provisions of this
     Section 8(C) shall survive the Closing and delivery of the Deed or sooner termination of this Agreement.

9.   SELLER'S REPRESENTATIONS AND COVENANTS
     --------------------------------------

     A.  Representations.  Seller represents to Purchaser that, as of the date
         ---------------
     of this Agreement:

         (i)   Organization; Authority.  Seller is a limited partnership, duly
               -----------------------
     organized and in good standing under the laws of the State of Illinois. Seller has the power and authority under Seller's partnership agreement ("SELLER'S ORGANIZATIONAL DOCUMENTS") to sell, transfer, convey and deliver the Property to be sold and purchased hereunder, and all action and approvals required thereunder have been duly taken and obtained in order to sell, transfer, convey and deliver the Property as aforesaid.

         (ii)  No Breach.  The execution and delivery of this Agreement, the
               ---------
     consummation of the transactions contemplated herein and fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, any provision of Seller's Organizational Documents.

        (iii)  Condemnation.  Seller has not received from any governmental
               ------------
     authority any written notice of any pending condemnation or taking by eminent domain of the Property or any portion thereof.

         (iv)  Litigation.  Except as set forth on EXHIBIT I attached hereto,
               ----------                          ---------
     Seller has not been served with written notice of any material litigation which is still pending against Seller with respect to Seller's ownership or operation of the Property which will affect the Property after Closing nor is Seller otherwise a party to any existing litigation with respect to the Property which will affect the Property after Closing.

         (v)   No Property Interests.  Except as set forth in the Leases and/or
               ---------------------
     the Title Documents, to the Actual Knowledge of Seller (as hereinafter defined), no person or entity has any rights to purchase all or any portion of the Property.

         (vi)  Lease Defaults.  To the Actual Knowledge of Seller and except as
               --------------
     set forth on EXHIBIT X attached hereto, Seller has received no written
                  ---------
     notice of a material default by Seller under any of the Leases which has not been cured prior to the date of this Agreement.

        (vii)  Rent Roll.  Attached hereto as EXHIBIT N is a list (the "RENT
               ---------                      ---------
     ROLL") setting forth the following information as of the date of this
     Agreement: (1) the name, to the Actual Knowledge of Seller, of each tenant under each of the Leases as of the date of this Agreement, (2) the Suite number(s) occupied (or to be occupied, with respect to those tenants who have not yet taken possession of the space demised under their Lease) by each such tenant, (3) the monthly Base Rent and estimated operating expense pass-throughs payable by each tenant with respect to the month of February, 1998, (4) the amount, as of February 13, 1998, of the outstanding monthly Base Rent and estimated operating expense pass-throughs payable by the respective tenant(s) with respect to February, 1998, (5) to the Actual Knowledge of Seller, the approximate square footage demised under the particular tenant's Lease, (6) the amount of all unapplied Security Deposits held by Seller with respect to the Leases as of the date hereof,
     (7) the expiration dates of the current Lease terms, (8) the monthly storage rent payable by each tenant with respect to February, 1998, and (9) the prepaid (that is, paid more than 30 days in advance) Base Rent, storage rent, and/or estimated operating expense pass-throughs as of February 13, 1998.

       (viii)  Leases.  Prior to the date hereof, Seller has delivered true,
               ------
     correct and complete (to the Actual Knowledge of Seller) copies of the Leases (except for immaterial amendments thereto).

         (ix)  Violations of Law.  To the Actual Knowledge of Seller and except
               -----------------
     as set forth on EXHIBIT H attached hereto, Seller has received no written
                     ---------
     notice from a governmental authority of a material violation of any state, federal or local law concerning the Property which has not been cured prior to the date hereof.

          When used in this Agreement, the term "ACTUAL KNOWLEDGE OF SELLER" shall mean and be limited to the actual (and not imputed, implied or constructive) current actual knowledge of Alissa Schneider, Vice President-Dispositions of Equity Office Properties Trust, a Maryland real estate investment trust ("EOP"). Notwithstanding anything herein to the contrary, Alissa Schneider shall not (whether prior to or after Closing) have any personal liability or obligation whatsoever with respect to any matters set forth in this Agreement or with respect to any of Seller's representations herein being or becoming untrue, inaccurate or incomplete in any respect. Any knowledge or notice given to any of Seller's other agents, servants, representatives or employees shall not be imputed to Seller.

     B.   Representations Remade.  At Closing, Seller shall be deemed to remake
          ----------------------
     and restate the representations set forth in Section 9(A) and as set forth in the Updated Rent Roll except that the representations shall be updated:
     (i) by Seller delivering written notice to Purchaser to reflect any fact, matter or circumstance which Seller's Chicago, Illinois representatives become aware of that would make any of Seller's representations contained in Section 9(A) untrue or incorrect in any material respect, (ii) to reflect any Disclosures prior to the Inspection Period, (iii) to reflect any statements or allegations in Estoppel Certificates or in the Adjacent Property Estoppel Certificates that a default or potential default exists on the part of Seller under the Leases, the REA, Common Areas Agreement or the Building Services Agreement in question, as applicable, not previously disclosed to Purchaser that would otherwise make any of Seller's representations in Section 9(A) or the Updated Rent Roll untrue in any material respect, and (iv) to reflect Purchaser's actual knowledge, prior to the end of the Inspection Period, of facts inconsistent with or different from the representations set forth herein (items (i) and (iii) being collectively referred to herein as the "PRE-CLOSING DISCLOSURES" and items (ii) and (iv) being collectively referred to herein as the "INSPECTION PERIOD DISCLOSURES").

     C.   Survival.  The representations of Seller set forth in Section 9(A),
          --------
     subject to modifications thereto as provided in Section 9(B), shall survive the Closing and the delivery of the Deed for a period of one hundred eighty (180) days from the Closing Date. In addition, the certification of Seller set forth in the Updated Rent Roll shall, subject to Section 8(B) above, survive the Closing and delivery of the Deed for a period of one hundred eighty (180) days from the Closing Date. Notice of any claim as to a breach of any such representations must be made to Seller prior to the expiration of such one hundred eighty (180) day period or it shall be deemed a waiver of the right to assert such claim.

     D.   Defaults by tenants under Leases and vendors under Service Contracts.
          --------------------------------------------------------------------
     Seller does not represent that any particular Service Contract will be in force or effect as of the Closing or that tenants under Leases or the parties to the Service Contracts will not be in default under their respective Leases or Service Contracts, and neither the existence of any default by any tenant under its Lease nor the default of any party under any Service Contract shall affect the obligations of Purchaser hereunder; provided, however, the foregoing shall not affect the conditions contained
     -----------------
     in Sections 8(B) or 8(C) above. The provisions of this Section 9(D) shall survive the Closing and delivery of the Deed.

     E.   Estoppel Certificates supersede representations.  In the event that an
          -----------------------------------------------
     Estoppel Certificate is received from a tenant (before or after Closing) which confirms the accuracy of the representations made in Section 9(A) (as modified as provided in Section 9(B)) or the certification set forth in the Updated Rent Roll, then the representations in Section 9(A) and the certification in the Updated Rent Roll with respect to the corresponding Lease (as modified as provided in Section 9(B)) shall be deemed to be superseded by such Estoppel Certificate (and, in such event, Seller shall no longer have any liability hereunder with respect to the portion of the representation superseded). The provisions of this Section 9(E) shall survive the Closing and delivery of the Deed.

     F.   Covenants of Seller. From the date of this Agreement until the Closing
          -------------------
     or earlier termination of this Agreement, Seller shall:

          (i) except for depletion, ordinary wear and tear and/or actions consistent with past practices, not remove any Tangible Personal Property from the Property or dispose of any Tangible Personal Property unless it is replaced with a comparable item of equal quality and quantity;

          (ii) continue to keep, observe and perform all obligations as lessor under the Leases in a manner consistent with past practices;

          (iii) not enter into any agreements to sell the Real Property or the improvements located thereon; and

          (iv) upon receipt of written notice of same, reasonably promptly advise Purchaser of any litigation or administrative proceeding that will affect the Property after Closing.

10.  MISCELLANEOUS
     -------------

     A.   Entire Agreement.  All understandings and agreements heretofore had
          ----------------
     between Seller and Purchaser with respect to the Property are merged in this Agreement, which alone fully and completely expresses the agreement of the parties. Purchaser further acknowledges that, except as expressly provided in this Agreement, neither Seller nor any agent or representative of Seller has made, and Seller is not liable for or bound in any manner by, any express or implied warranties, guaranties, promises, statements, inducements, representations or information pertaining to the Property.
     The provisions of this Section 10(A) shall survive the Closing and delivery of the Deed.

     B.   No Assignment.  Except for an assignment to a Permitted Assignee (as
          -------------
     hereinafter defined), neither this Agreement nor any interest hereunder shall be assigned or transferred by Purchaser without the written consent of Seller, which consent may be withheld in the sole and absolute discretion of Seller. For purposes of this Agreement, the term "PERMITTED ASSIGNEE" shall be defined to mean a partnership, corporation or limited liability company owned or controlled by Purchaser or in which Purchaser or an affiliate is a member, shareholder or partner. Upon an assignment to a Permitted Assignee such Permitted Assignee shall execute and deliver an agreement to Seller in which such Permitted Assignee assumes all of the obligations of Purchaser under this Agreement. Upon an assignment of this Agreement to a Permitted Assignee: (1) Purchaser shall not be relieved of any subsequently accruing liability under this Agreement, and (2) as used in this Agreement, the "Purchaser" shall be deemed to include such Permitted Assignee. Seller may assign or otherwise transfer its interest under this Agreement. As used in this Agreement, the term "Seller" shall be deemed to include any assignee or other transferee of any Seller. Upon any such transfer by a Seller, such Seller shall be relieved of any subsequently accruing liability under this Agreement. Subject to the foregoing, this Agreement shall inure to the benefit of and shall be binding upon Seller and Purchaser and their respective successors and assigns. The provisions of this Section 10(B) shall survive the Closing and delivery of the Deed or sooner termination of this Agreement.

     C.   Amendments.  This Agreement shall not be modified or amended except in
          ----------
     a written document signed by Seller and Purchaser.

     D.   Time of the Essence.  Time is of the essence of this Agreement.
          -------------------

     E.   Governing Law.  This Agreement shall be governed and interpreted in
          -------------
     accordance with the laws of the Commonwealth of Kentucky. The provisions of this Section 10(E) shall survive the Closing and delivery of the Deed or sooner termination of this Agreement.

     F.   Notices.  All notices, requests, demands or other communications
          -------
     required or permitted under this Agreement shall be in writing and delivered (i) personally, (ii) by certified mail, return receipt requested, postage prepaid, (iii) by overnight courier (such as Federal Express), or
     (iv) by facsimile transmission (with a copy sent via (i), (ii) or (iii)), addressed as follows:

                      1.  If to Seller:

                          c/o Equity Office Properties Management Corp. Two North Riverside Plaza
                          Suite 2200
                          Chicago, Illinois  60606
                          Telephone:  (312) 466-3595
                          Facsimile:  (312) 559-5051

                          Attention:  Alissa Schneider


                          With a copy to:

                          Rosenberg & Liebentritt, P.C.
                          Suite 1600
                          Two North Riverside Plaza
                          Chicago, Illinois  60606
                          Telephone:  (312) 466-3483
                          Facsimile:  (312) 454-0335

                          Attention:  Steven E. Ehrlich


                      2.  If to Purchaser:

                          c/o Starwood Capital Group, LLC
                          Three Pickwick Plaza
                          Suite 250
                          Greenwich, Connecticut  06830
                          Telephone:  (203) 861-9279
                          Facsimile:  (203) 861-2100

                          Attention:  James Babb

                          With a copy to:

                          Liechty & McGinnis, P.C.
                          10440 North Central Expressway
                          Dallas, Texas  75231
                          Telephone:  (214) 265-0008
                          Facsimile:  (214) 265-0615

                          Attention:  Kevin McGinnis


                          With a copy to:

                          Squadron, Ellenoff, Plesent & Sheinfeld, LLP
                          551 Fifth Avenue
                          New York, New York  10176
                          Telephone:  (212) 661-6500
                          Facsimile:  (212) 697-6686

                          Attention:  Alan Katz

     All notices given in accordance with the terms hereof shall be deemed received (1) when delivered, if personally delivered, (2) forty-eight (48) hours after posting, if sent by certified mail, return receipt requested, postage prepaid, (3) the next business day after deposit with the courier company, if sent by overnight courier, and (4) on the day sent, if sent by facsimile transmission prior to the close of the recipient's business day. Either party hereto may change the address for receiving notices, requests, demands or other communication by notice sent in accordance with the terms of this Section 10(F).

     G.  Inspections.  Purchaser's right of inspection pursuant to Section 8(A)
         -----------
     above shall be subject to the rights of tenants under the Leases and other occupants and users of the Property. No inspection shall be undertaken without reasonable prior notice to Seller. Seller shall have the right to be present at any or all inspections. Purchaser may contact tenants directly; provided that Purchaser shall notify Seller forty-eight (48) hours prior to any such contact so that Seller may have a representative present during such contact. No inspection shall involve the taking of samples or other physically invasive procedures without the prior consent of Seller. Notwithstanding anything to the contrary contained in this Agreement, Purchaser shall indemnify and hold Seller and its employees and agents, and each of them, harmless from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable attorneys' fees incurred in connection therewith) arising out of or resulting from Purchaser's exercise of its rights under this Agreement, including, without limitation, its rights of inspection as provided for in
     Section 8(A) above.  Except upon the written request of Seller pursuant to
     Section 10(K) below and/or as otherwise provided in this Agreement, Purchaser shall not deliver to Seller copies of any of the studies, reports, surveys or other information, data and/or documents relating to the Property or any part thereof prepared by or at the request of Purchaser, its employees, agents, representatives or contractors. The provisions of this Section 10(G) shall survive the Closing and delivery of the Deed or sooner termination of this Agreement.

     H.  As-Is Condition.    ACKNOWLEDGING THE PRIOR USE OF THE PROPERTY AND
         ---------------
     PURCHASER'S OPPORTUNITY TO INSPECT THE PROPERTY

     AND EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, PURCHASER AGREES TO TAKE THE PROPERTY "AS IS" WITH ALL FAULTS AND CONDITIONS THEREON, SUBJECT TO USE, ORDINARY WEAR AND TEAR, NATURAL DETERIORATION AND SUCH OTHER MATTERS AS ARE PERMITTED BY THIS AGREEMENT. ANY INFORMATION, REPORTS, STATEMENTS, DOCUMENTS OR RECORDS, INCLUDING, WITHOUT LIMITATION, THE ITEMS SET FORTH IN EXHIBIT P ATTACHED HERETO (COLLECTIVELY, THE "DISCLOSURES")
                  ---------
     PROVIDED OR MADE TO PURCHASER OR ITS CONSTITUENTS OR AGENTS BY SELLER, ITS AGENTS, EMPLOYEES, CONTRACTORS OR REPRESENTATIVES, CONCERNING THE PROPERTY SHALL NOT BE REPRESENTATION OR WARRANTIES. EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, PURCHASER SHALL NOT RELY ON SUCH DISCLOSURES, BUT RATHER, PURCHASER SHALL RELY ONLY ON ITS OWN INSPECTION OF THE PROPERTY. PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER SELLER NOR ITS AGENTS, EMPLOYEES, CONTRACTORS OR REPRESENTATIVE HAS MADE, AND NONE OF THEM MAKES AND EACH SPECIFICALLY DISCLAIMS ANY STATEMENTS, REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, (B) THE INCOME HERETOFORE DERIVED OR TO BE DERIVED FROM THE PROPERTY, (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY CONDUCT THEREON, (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, OR (F) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY, AND SPECIFICALLY DISCLAIM ANY REPRESENTATIONS REGARDING TERMITES OR WASTES, AS DEFINED BY THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., OR ANY HAZARDOUS SUBSTANCE, AS DEFINED BY THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT OF 1980 ("CERCLA"), AS AMENDED, AND REGULATIONS PROMULGATED THEREUNDER.

          PURCHASER, ITS SUCCESSORS AND ASSIGNS, HEREBY WAIVE, RELEASE AND AGREE NOT TO MAKE ANY CLAIM OR BRING ANY COST RECOVERY ACTION OR CLAIM OR CONTRIBUTION, INDEMNITY OR OTHER ACTION OR CLAIM AGAINST SELLER OR ITS AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ASSIGNS
     (A) UNDER ANY FEDERAL, STATE OR LOCAL ENVIRONMENTAL OR HEALTH AND SAFETY LAW OR REGULATION, INCLUDING CERCLA OR ANY STATE EQUIVALENT, OR ANY SIMILAR LAW NOW EXISTING OR HEREAFTER ENACTED; (B) WITH RESPECT TO, IN CONNECTION WITH OR RESULTING FROM ANY DISCHARGE, DISPOSAL, RELEASE OR ESCAPE OF ANY CHEMICAL, OR ANY HAZARDOUS OR TOXIC MATERIAL WHATSOEVER, ON, AT, TO OR FROM THE PROPERTY; OR (C) ANY ENVIRONMENTAL CONDITIONS WHATSOEVER ON, UNDER OR IN THE VICINITY OF THE PROPERTY.

          THE PROVISIONS OF THIS SECTION 10(H) SHALL SURVIVE THE CLOSING AND DELIVERY OF THE DEED OR SOONER TERMINATION OF THIS AGREEMENT.

     I.   Waiver of Jury Trial. In any lawsuit or other proceeding under or with
          --------------------
     respect to this Agreement, Purchaser waives any rights it may have to trial by jury. In addition, Purchaser waives any right to seek recission of the transaction provided for in this Agreement. The provisions of this Section 10(I) shall survive the Closing and delivery of the Deed or sooner termination of this Agreement.

     J.   Confidentiality.  Purchaser acknowledges that all information with
          ---------------
     respect to the Property obtained or developed by Purchaser, or furnished or to be furnished to Purchaser is, has been and will be so furnished on the condition that Purchaser maintain the confidentiality thereof. Accordingly, Purchaser shall, and shall cause its directors, officers and other personnel and representatives to, hold in strict confidence, and not disclose to any other party without the prior written consent of Seller:
     (i) any of the information with respect to the Property delivered to Purchaser by Seller or any of its agents, representatives or employees, or
     (ii) the existence of this Agreement or any term or condition hereof, or
     (iii) the results of any inspections or studies undertaken in connection herewith or any other information obtained or developed by Purchaser. In addition, neither Purchaser nor Purchaser's directors, officers and other personnel and representatives shall solicit offers to purchase the Property to any other party without the prior written consent of Seller. Notwithstanding the above, Purchaser may disclose such information to individuals or entities necessary for Purchaser to consummate the transaction contemplated herein (such as investors, lenders, engineers, attorneys, prospective management companies, environmental consultants, accountants and tax advisors) and as required by law. Purchaser shall, with respect to any parties to whom the existence of this Agreement or any information with respect to the Property is disclosed, notify such parties of the existence of the Confidentiality Agreement and its applicability to any such information provided to any such parties. In the event the Closing does not occur and this Agreement is terminated, Purchaser shall, upon written request by Seller, promptly return to Seller all copies of all such information without retaining any copy thereof or extract therefrom. Purchaser's obligations under this Section 10(J) shall survive any termination of this Agreement. Purchaser's obligations under this Section 10(J) shall terminate and be of no further force and effect if the Closing occurs hereunder.

     K.   Reports.  If for any reason Purchaser does not consummate the Closing,
          -------
     then Purchaser shall, upon Seller's written request, assign and transfer to Seller all of its right, title and interest in and to any and all studies, reports, surveys and other information, data and/or documents relating to the Property or any part thereof prepared by or at the request of Purchaser, its employees and agents, and shall deliver to Seller copies of all of the foregoing. The provisions of this Section 10(K) shall survive any termination of this Agreement.

     L.   New Leases.  Seller and Purchaser further agree as follows:
          ----------

               1. From and after November 26, 1997 through the Closing, Seller has delivered or shall deliver, as applicable, to Purchaser for review (or Cottonwood Partners, LLC, for review on behalf of Purchaser) (a "NEW LEASE NOTICE") a copy of any proposed New Lease. During the period between the date of this Agreement and Closing, Purchaser shall have the right (exercisable in its reasonable discretion) to approve or disapprove of any New Lease by responding in writing to Seller's New Lease Notice within five (5) days after Purchaser's receipt of the New Lease Notice. If

          Purchaser fails to approve or disapprove of such New Lease within such five (5) day period, Purchaser shall be deemed to have conclusively approved of such New Lease. In the event that Purchaser reasonably disapproves of such New Lease within such five (5) day period, Seller shall not enter into such New Lease. If Seller enters into such a New Lease after Purchaser reasonably disapproves of such New Lease as provided in the preceding sentence, then Purchaser shall have the right, within five (5) days after Purchaser's receipt of written notice of Seller's entering into such New Lease, to terminate this Agreement. If Purchaser does not so terminate this Agreement, Purchaser shall be deemed to have conclusively approved of such New Lease. If Purchaser elects to terminate this Agreement pursuant to the provisions of this Section 10 (L)(1) and Purchaser is otherwise entitled hereunder to return of the Earnest Money, the Earnest Money shall be returned to Purchaser by the Escrowee, in which event this Agreement shall, without further action of the parties, become null and void and neither party shall have any further rights or obligations under this Agreement except those rights and obligations which expressly survive termination of this Agreement as provided herein and Seller's rights under the Confidentiality Agreement (as defined in Section 8(A) above).

               2. All tenant improvement costs and/or allowances and leasing commissions relating to New Leases entered into by Seller between the date of this Agreement and prior to Closing which Purchaser approves (or is deemed to approve) in accordance with Section 10(L)(1) above, shall be prorated in accordance with Section 4(C)(i)(c) above.

     M.   Reporting Person.  Seller and Purchaser hereby designate Escrowee to
          ----------------
     act as and perform the duties and obligations of the "reporting person" with respect to the transaction contemplated by this Agreement for purposes of 26 C.F.R. Section 1.6045-4(e)(5) relating to the requirements for information reporting on real estate transaction closed on or after January 1, 1991. In this regard, Seller and Purchaser each agree to execute at Closing, and to cause the Escrowee to execute at Closing, a Designation Agreement, designating Escrowee as the reporting person with respect to the transaction contemplated by this Agreement.

     N.   Counterparts. This Agreement may be executed in any number of
          ------------
     identical counterparts, any or all of which may contain signatures of fewer than all of the parties but all of which taken together shall constitute a single instrument.

     O.  No Recording. Neither this Agreement nor a memorandum thereof shall be
         ------------
     recorded against the Property.

     P.  Limitation of Liability.  Purchaser acknowledges and agrees that any
         -----------------------
     recovery against Seller that Purchaser may be entitled to as a result of any claim, demand or cause of action that Purchaser may have against Seller with respect to this Agreement and the transactions contemplated herein shall only be recoverable against Seller in an amount not in excess of One Million Five Hundred Thousand ($1,500,000.00). The provisions of this
     Section 10(P) shall survive the Closing and the delivery of the Deed.

     Q.  Conflict.  In the event of a conflict between the terms and provisions
         --------
     of the Confidentiality Agreement and this Agreement, the terms and provisions of this Agreement shall control.

     R.  No survival unless specifically provided.  Except as specifically
         ----------------------------------------
     provided for in this Agreement, the rights, obligations, representations, warranties, covenants and agreements of the parties set forth in this Agreement shall not survive the Closing or any termination of this Agreement.

     S.  No third-party beneficiaries.  Except as specifically provided herein,
         ----------------------------
     no third parties shall have the benefit of any of the provisions of this Agreement, nor is this Agreement made with the intent that any person or entity other than Seller and Purchaser shall rely hereon. The provisions of this Section 10(S) shall survive the Closing and delivery of the Deed or sooner termination of this Agreement.

     T.  Prospective Tenants. Under that certain Leasing Agreement (the "OFFICE
         ---------------------
     LEASING AGREEMENT") dated as of March 1, 1991, originally by and between Equity Property Management Corp., for itself and as agent for Seller, and Harry K. Moore Co. ("MOORE") (which Office Leasing Agreement has previously been provided to Purchaser), the owner of the Property is obligated to pay a commission to Moore with respect to any "New Lease" (for the purposes of this Section 10(T) only, such term shall have the same meaning ascribed thereto in the Office Leasing Agreement) for office space entered into during the term of the Office Leasing Agreement or within ninety (90) days after termination of the Office Leasing Agreement. Set forth on EXHIBIT V
                                                                      ---------
     attached hereto is a list of prospective tenants provided to Seller by Moore under Section 3.6 of the Office Leasing Agreement in anticipation of the Closing. Purchaser agrees to pay Moore a commission in accordance with the Office Leasing Agreement in the event that the Closing occurs and, subsequent to Closing, Purchaser enters into such a "New Lease" for office space with any party set forth on EXHIBIT V attached hereto, as such
                                       ---------
     EXHIBIT V is revised at or prior to Closing.  The provisions of this
     ---------
     Section 10(T) shall survive the Closing and delivery of the Deed.

     U.  Potential Mechanic's Liens related to Tenant Buildout.  Should the
         -----------------------------------------------------
     timing and/or scope of work to be performed by the lessor under Leases and/or New Leases require Seller to enter into contracts with contractors or other parties during the period between expiration of the Inspection Period and Closing in order to comply with the lessor's obligations under such Leases and/or New Leases and the work performed under such contracts will not be completed prior to Closing, Seller shall submit the proposed contract with such contractor or other parties to Purchaser for its approval. Purchaser shall have the right (exercisable in its reasonable discretion) to approve or disapprove of such contract. If Purchaser fails to approve or disapprove of such contract within five (5) days after its receipt of same, Purchaser shall be deemed to have conclusively approved of such contract. In the event Purchaser reasonably disapproves of such contract within such five (5) day period, Seller shall not enter into such contract. If Seller enters into such contract after Purchaser reasonably disapproves of such contract as provided in the preceding sentence, then Purchaser shall have the right, within five (5) days after Purchaser's receipt of written notice of Seller's entering into such contract, to notify Seller in writing as to whether or not it will elect to terminate the Agreement due to Seller entering into such contract. Upon Seller's receipt of written notice from Purchaser of Purchaser's intent to terminate the Agreement as permitted under the preceding sentence, Seller shall have five (5) days to terminate such contract so as to result in no liability to Purchaser after Closing under such contract and, in the event that Seller so terminates such contract within such five (5) day period, Purchaser shall not be permitted to terminate the Agreement due to Seller entering into such contract. If Seller does not terminate the contract as provided above within the five (5) day period, then, if Purchaser is otherwise entitled hereunder to return of the Earnest Money, the Earnest Money shall be returned to Purchaser by the Escrowee, in which event this Agreement shall, without further action of the parties, become null and void and neither party shall have any further rights or obligations under this Agreement except those rights and obligations which expressly survive termination of this Agreement as provided herein and Seller's rights under the Confidentiality Agreement (as defined in Section 8(A) above). If a contract approved under this Section 10(U) requires that Seller pay any amounts under such contract prior to Closing, Seller shall pay such amounts (and such amounts shall be prorated between Purchaser and Seller as provided in Sections 4(C)(i)(c) and 4(C)(i)(d) above). At Closing, Purchaser shall assume the obligations of Seller under all contracts approved under this Section 10(U) and all Service Contracts with respect to construction, including the obligation for payment of all amounts owed under such contracts and Service Contracts after Closing. If any such approved contract(s) and/or Service Contracts result in work for which the provider or subcontractor thereunder may obtain a lien against the Property if such work is not paid for and Purchaser is obligated to pay for such work as provided in the preceding sentence, then the "Permitted Exceptions" shall be deemed to include any potential liens and related notices of commencement as a result thereof. The provisions of this Section 10(U) shall survive the Closing and delivery of the Deed.

     V.  Southeast Development Lease Default.  As of the date of this Agreement,
         -----------------------------------
     Seller, calculating in accordance with Southeast's Lease, estimates that Southeast owes Seller the amount of $54,572.31, which amount represents unpaid rent under Southeast's Lease at the Property with respect to the period from and after August, 1997. On January 13, 1998, Seller filed a Petition For & Writ of Forcible Entry & Detainer (the "PETITION") with the District Court, Court of Justice, Jefferson County, Kentucky (the "COURT"), a copy of which has previously been provided to Purchaser. Prior to the date of this Agreement, the Court rendered a judgment in favor of Seller in forcible detainer wherein Seller obtained possession of the premises demised under Southeast's Lease, a copy of which has been provided to Purchaser. Prior to the date of this Agreement, Seller filed a motion with the Court to obtain a judgment against Southeast in the amount of $54,572.31. After Closing, Seller shall retain all rights to such $54,572.31 and any other amounts owed by Southeast under Southeast's Lease, and Purchaser shall cooperate with Seller in connection with Seller's recovery of such amounts; provided, however, that Purchaser shall not be obligated to expend any sums in excess of $500.00 in connection with such cooperation. The provisions of this Section 10(V) shall survive the Closing and delivery of the Deed.

              [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, Seller and Purchaser have executed and delivered this Agreement as of the date first above written.

                         SELLER:

                         FIRST CAPITAL INCOME AND GROWTH FUND SERIES XII, an Illinois limited partnership

                         By: First Capital Financial Corporation, a Florida corporation, its general partner


                              By:___________________________________________
                              Name:_________________________________________
                              Its:__________________________________________


                         PURCHASER:

                         WALLGLEN QUORUM PARTNERS, LTD., a Texas limited partnership

                         By:  WallGlen Quorum Properties, Inc., a Texas
                         corporation

                              By:___________________________________________
                              Name:_________________________________________
                              Its:__________________________________________

                                LIST OF EXHIBITS
                                ----------------

                         A - Legal Description
                         B - Permitted Exceptions
                         C - Service Contracts
                         D - Joint Order Escrow Agreement
                         E - Assignment and Assumption of Leases
                             and Security Deposits
                         F - Assignment and Assumption of Service Contracts
                         G - Form Tenant Estoppel Certificate
                         H - Notices of Violations of Laws
                         I - List of Litigation
                         J - Bill of Sale
                         K - Tangible Personal Property
                         L - Notice Letter to Tenants
                         M - Notice Letter to Vendors
                         N - Rent Roll
                         O - OSHA Letter
                         P - Environmental Reports
                         Q - Confidentiality Agreement
                         R - Quit Claim Assignment of Permits and General
                             Intangibles
                         S - T.I and Commissions - New Leases Approved Prior to
                             Date of Agreement
                         T - T.I. and Commissions - Existing Leases
                         U - Settlement of Assessed Values--Applicable Tax
                             and/or Calendar Years
                         V - Prospective Tenant List--Harry K. Moore
                         W - Special Warranty Deed
                         X - Lease Defaults - Seller
                         Y - Revisions to December Survey

                                   EXHIBIT A
                               LEGAL DESCRIPTION
                               -----------------


The Real Property is located in the County of Jefferson, State of Kentucky and described as follows:

PARCEL A:
--------

          Tract A:
          -------

          BEING Parcel 5 as shown on the Plat of the Louisville Galleria of record in Plat and Subdivision Book 34, Page 81 in the Office of the Clerk of Jefferson County, Kentucky; provided, however, that there is excluded therefrom the following described parcel:

          BEING all of the air space at and including the elevation 462.50 to
          480.78 City of Louisville Datum and more particularly described as follows: Beginning at a point in the north line of Parcel 5 as shown on the Louisville Galleria, a plat of record in Plat and Subdivision Book 34 Page 81 in the Office of the Clerk of the County Court of Jefferson County, Kentucky, North 82 degrees 08 minutes 10 seconds West 38.31 feet as measured along said North line from its intersection with the centerline of River City Mall (closed in Civil Action 80C106207) to the true point of beginning; thence leaving said North line and with the existing faces of a wall the following courses and distances: South 07 degrees 57 minutes 40 seconds West 0.67 feet; South 82 degrees 02 minutes 20 seconds East 7.25 feet, South 07 degrees 38 minutes 02 seconds West 30.73 feet, North 82 degrees 20 minutes 28 seconds West 42.67 feet, North 07 degrees 53 minutes 44 seconds East 4.82 feet; North 82 degrees 16 minutes 36 seconds West
          37.57 feet, South 07 degrees 52 minutes 48 seconds West 23.77 feet; North 82 degrees 07 minutes 12 seconds West 4.27 feet, South 07 degrees 15 minutes 24 seconds West 7.23 feet; North 81 degrees 58 minutes 18 seconds West 20.92 feet; South 07 degrees 38 minutes 04 seconds West 4.19 feet; North 81 degrees 44 minutes 45 seconds West
          15.02 feet; North 07 degrees 52 minutes 51 seconds East 49.10 feet; South 82 degrees 12 minutes 34 seconds East 34.22 feet; North 07 degrees 07 minutes 36 seconds East 12.56 feet; South 82 degrees 17 minutes 41 seconds East 14.66 feet; and North 07 degrees 42 minutes 19 seconds East 0.11 feet to its intersection with the North line of Parcel 5 aforesaid; thence with said North line South 82 degrees 08 minutes 10 seconds East 64.25 feet to the point of beginning.

          Tract B:
          -------

          BEING a portion of Parcel 6, as shown on the Plat of the Louisville Galleria, of record in Plat and Subdivision Book 34, Page 81, in the Office of the Clerk of the County Court of Jefferson County, Kentucky and described as follows:

          BEING all of the air space at and including the elevation 481.52 to
          498.22 City of Louisville Datum and more particularly described as follows: Beginning at a point in the North line of Parcel 5 as shown on the Louisville Galleria, a plat of record in Plat and Subdivision Book 34, Page 81, in the Office of the Clerk of Jefferson County, Kentucky, North 82 degrees 08 minutes 10 seconds West 38.13 feet as measured along said North line from its intersection with the centerline of River City Mall (closed in Civil Action 80C106207) to the true point of beginning; thence with said North line North 82 degrees

          08 minutes 10 seconds West 84.00 feet to its intersection with the East face of an existing wall; thence with said face of wall, North 07 degrees 32 minutes 19 seconds East 13.35 feet to its intersection with the South face of another existing wall; thence with said face of wall, South 82 degrees 17 minutes 56 seconds East 83.98 feet to its intersection with the West face of another existing wall; thence South 07 degrees 27 minutes 17 seconds West 13.59 feet to the point of beginning.

PARCEL B:
--------

TOGETHER WITH beneficial appurtenant easements, rights and interests in land created by and as set out in the following instruments: (i) Special Warranty Deed and Grant of Easement between Oxford Properties, Inc. and The Commonwealth of Kentucky, of record in Deed Book 5176, Page 852, as corrected in Special Warranty Deed of Correction, Grant of Easement and Pedway Deed of record in Deed Book 5397, Page 600 and in Special Warranty Deed of Correction, Grant of Easement and Pedway Deed of record in Deed Book 5684, Page 114; (ii) Special Warranty Deeds between Oxford Properties, Inc. and The City of Louisville, Kentucky, of record in Deed Book 5179, Page 428 and Deed Book 5179, Page 433, as corrected in Special Warranty Deed of Correction, Reservations of Easements and Grant of Easement of record in Deed Book 5397, Page 609 and Special Warranty Deed of Correction, Reservation and Conveyance of Easement of record in Deed Book 5670, Page 274; and (iii) Building Services Agreement between Oxford Properties, Inc. and Brown & Williamson Tobacco Corporation of record in Deed Book 5321, Page 505, the interest of Brown and Williamson Tobacco Corporation having been assigned to Batus Realty, Inc. by instrument of record in Deed Book 5549, Page 539, in the aforesaid Clerk's Office.

AND

PARCEL C:
--------

TOGETHER WITH beneficial appurtenant easements, rights and interests in land created by and as set out in the following instruments:

Reciprocal Easement, License and Restriction Agreement dated October 27, 1988, by and between Oxford Properties, Inc., a California corporation, and First Capital Income and Growth Fund-Series XII, an Illinois limited partnership, recorded in Deed Book 5816, Page 496, in the aforesaid Clerk's Office.

Common Areas Agreement dated October 27, 1988, by and between Oxford Properties, Inc., a California corporation, and First Capital Income and Growth Fund-Series XII, an Illinois limited partnership, recorded in Deed Book 5816, Page 456, in the aforesaid Clerk's Office.

Building Services Agreement dated October 27, 1988, by and between Oxford Properties, Inc., a California corporation, and First Capital Income and Growth Fund-Series XII, an Illinois limited partnership recorded in Deed Book 5816, Page 405, in the aforesaid Clerk's Office.

Being the same property acquired by FIRST CAPITAL INCOME AND GROWTH FUND-SERIES XII, an Illinois limited partnership, by Deed dated October 27, 1988, recorded in Deed Book 5816, Page 393, in the aforesaid Clerk's office.

TAX DATA:  District 03, Block 014L, Lot 0005, Sublot 0000.

                                   EXHIBIT B
                              PERMITTED EXCEPTIONS
                              --------------------


1.   Acts of Purchaser, and those claiming by, through and under Purchaser.

2. City of Louisville Taxes, assessed as of January 1, 1998, which are payable in November, 1998, but not actually due until January, 1999.

3. State, County and School Taxes assessed as of January 1, 1998, due in December, 1998.

4. City of Louisville Management District Taxes, assessed as of January 1, 1998, due and payable in January, 1999.

5.   Rights of tenants under the Leases.

6. Zoning, building and other governmental and quasi-governmental laws, codes and regulations.

7. Encroachments, overlaps, boundary line disputes, or other matters which are disclosed by that certain survey prepared by H.E. Rudy Consulting Engineers Job 97113 and dated December 19, 1997.

8. Urban Renewal Plan - Galleria Development Project, of record in Deed Book 5144, Page 414, and as shown on plat of record in Right of Way Book 33, Page 1, 2, 3 and 4, in the Office of the Clerk of Jefferson County, Kentucky, as modified by Satisfaction and Termination Agreement of record in Deed Book 5332, Page 578, in the aforesaid Clerk's office.

9. With respect to the "Owner Pedestrian Area" as defined in that certain Common Areas Agreement dated October 27, 1988, by and between Oxford Properties, Inc. and First Capital Income Growth Fund-Series XII and recorded in the Office aforesaid at Deed Book 5816, Page 456, terms and conditions regarding non-exclusive rights and easements for ingress and egress, construction, repair, reconstruction, maintenance, use and operation of Pedway, in Special Warranty Deed between Oxford Properties, Inc. and The City of Louisville, Kentucky, of record in Deed Book 5179, Page 428 and Deed Book 5179, Page 433, as corrected in Special Warranty Deed of Correction, Reservations of Easements and Grant of Easement of record in Deed Book 5397, Page 609 and Special Warranty Deed of Correction, Reservation and Conveyance of Easements of record in Deed Book 5670, Page 274, all in the aforesaid Clerk's Office.

10. Easements, restrictions and stipulations imposed by the Plat of The Louisville Galleria of record in Plat and Subdivision Book 34, Page 81, in the aforesaid Clerk's Office.

11. With respect to the "Owner Pedestrian Area" as defined in that certain Common Areas Agreement dated October 27, 1988, by and between Oxford Properties, Inc. and First Capital Income Growth Fund-Series XI and recorded in the Office aforesaid at Deed Book 5816, Page 456, any utility easements lying within River City Mall, now known as Fourth Avenue, as closed by Judgment in Action No. 80-CI-06207, Jefferson Circuit Court, as confirmed and granted in Easement dated December 20, 1983, of record in Deed Book 5397, Page 117, and modified by Encroachment Agreement of record in Deed Book 5459, Page 853, in the aforesaid Clerk's Office.

12. Terms and conditions regarding non-exclusive rights and easements for ingress and egress, construction, repair, reconstruction, maintenance, use and operation of Pedway, in Special Warranty Deed and Grant of Easement between Oxford Properties, Inc. and The Commonwealth of Kentucky, of record in Deed Book 5176, Page 852, as corrected in Special Warranty Deed of Correction, Grant of Easement and Pedway Deed of record in Deed Book 5397, Page 600 and Special Warranty Deed of Correction, Grant of Easement and Pedway Deed of record in Deed Book 5684, Page 114, all in the aforesaid Clerk's Office.

13. Easement to construct and maintain electric transmission lines granted Louisville Gas and Electric Company, of record in Deed Book 5200, Page 940, in the aforesaid Clerk's Office.

14. Easement for water lines granted City of Louisville and Louisville Water Company, of record in Deed Book 5271, Page 311 in the aforesaid Clerk's Office.

15. Terms and conditions of a Reciprocal Easement, License and Restriction Agreement dated October 27, 1988, by and between Oxford Properties, Inc., a California corporation, and First Capital Income and Growth Fund-Series XII, an Illinois limited partnership, of record in Deed Book 5816, Page 496, in the aforesaid Clerk's Office.

16. Common Areas Agreement dated October 27, 1988 by and between Oxford Properties, Inc., a California corporation, and First Capital Income and Growth Fund-Series XII, an Illinois limited partnership, of record in Deed Book 5816, Page 456, in the aforesaid Clerk's Office.

17. Building Services Agreement dated October 27, 1988 by and between Oxford Properties, Inc., a California corporation, and First Capital Income and Growth Fund-Series XII, an Illinois limited partnership, of record in Deed Book 5816, Page 405, in the aforesaid Clerk's Office.

18. Terms and conditions of unrecorded Leases and of an Assignment, Assumption, and Acceptance made by Oxford Properties, Inc., a California corporation in favor of First Capital Income and Growth Fund-Series XII, an Illinois limited partnership, evidenced by a Short Form Assignment, Assumption and Acceptance, dated October 27, 1988, of record in Deed Book 5816, Page 551, in the Office aforesaid.

19. Terms and conditions of an Agreement for Last Offer, dated October 27, 1988, by and between Oxford Properties, Inc., a California corporation, and First Capital Income and Growth Fund-Series XII, an Illinois limited partnership, of record in Deed Book 5816, Page 560, in the aforesaid Clerk's Office.

20. Terms and conditions of a Lease from Oxford Properties, Inc. to Meidinger, Inc., a Kentucky corporation, which by merger is now William M. Mercer Meidinger Hansen, Inc., a Delaware corporation, evidenced by a Short Form Lease, dated August 4, 1981, of record in Deed Book 5265, Page 457, which has been amended by Amendment to Short Form Lease dated December 27, 1983, of record in Deed Book 5398, Page 884 and by Second Amendment to Short Form Lease, dated January 25, 1989, of record in Deed Book 5843, Page 864, in the Office aforesaid.

21. Terms and conditions of a Lease dated June 27, 1994, First Capital Income and Growth Fund-Series XII to American Communication Services of Louisville, Inc., evidenced by a Memorandum of Lease, dated September 1, 1994, of record in Deed Book 6510, Page 90, in the Office aforesaid.

                                   EXHIBIT C
                                MEIDINGER TOWER
                               SERVICE CONTRACTS
                               -----------------


    ----------------------------------------------------------------------
              VENDOR NAME                        TYPE OF SERVICE
    ----------------------------------------------------------------------
       Airtouch Paging                         Paging Service
    ----------------------------------------------------------------------
       Dedden's Window Cleaning, Inc.          Window Cleaning
    ----------------------------------------------------------------------
       Abbco Service Corp.                     Janitorial Services
    ----------------------------------------------------------------------
       Okolona Pest Control, Inc.              Pest Control Services
    ----------------------------------------------------------------------
       Alpine Interior Foliage, Inc.           Interior Plant Maintenance
    ----------------------------------------------------------------------
       On-Site Electrostatic Painting          Metal (Brass) Maintenance
    ----------------------------------------------------------------------
       Dover Elevator                          Elevator Maintenance (oral
                                               agreement; month-to-month)
    ----------------------------------------------------------------------
       Real Police Security, Inc.              Security Service
    ----------------------------------------------------------------------
       Bornstein Building Company, Inc.        TI Contractor (general
                                               agreement)
    ----------------------------------------------------------------------
       Kabar Construction, Inc.                TI Contractor (general
                                               agreement)
    ----------------------------------------------------------------------
       Puritan Cleaners                        Cleaning
    ----------------------------------------------------------------------
       Bornstein Building Company, Inc.        TI Contractor  Payton
                                               Enterprises Buildout
    ----------------------------------------------------------------------


    ----------------------------------------------------------------------
                 OTHER AGREEMENTS                   TYPE OF SERVICE
    ----------------------------------------------------------------------
       Airborne Express                        Drop Box Agreement
    ----------------------------------------------------------------------
       City of Louisville                      Antenna Agreement
    ----------------------------------------------------------------------
       Destineer                               Antenna Agreement
    ----------------------------------------------------------------------
       Entex Information Services              Antenna Agreement
    ----------------------------------------------------------------------
       Federal Express                         Drop Box Agreement
    ----------------------------------------------------------------------
       ICG Telecom Group, Inc.                 Antenna Agreement
    ----------------------------------------------------------------------
       J.E. Stallion International Gallery     License/Art for building
    ----------------------------------------------------------------------
       Kentucky Telephone Corp.                Antenna Agreement
    ----------------------------------------------------------------------
       Louisville Light Wave                   Antenna Agreement
    ----------------------------------------------------------------------
       MCI Telecommunications Corp.            Roof Top Communication
                                               Equipment License
    ----------------------------------------------------------------------
       Spectrum Engineering Company            Communication Site
                                               Management Agreement
    ----------------------------------------------------------------------
       United Parcel Service, Inc.             Drop Box
    ----------------------------------------------------------------------

                                   EXHIBIT D
                         JOINT ORDER ESCROW AGREEMENT
                         ----------------------------


                                MEIDINGER TOWER
                             LOUISVILLE, KENTUCKY

     Date:  February ___, 1998


TO:  Commonwealth Land Title
      Insurance Company
     30 North LaSalle Street
     Suite 3440
     Chicago, Illinois 60602
     Attention:  Lawrence Vaughan, Esq.

The amount of Five Hundred Thousand Dollars ($500,000.00) (the "ESCROW DEPOSIT") is deposited with you in escrow on behalf of WallGlen Quorum Partners, Ltd., a Texas limited partnership (the "PURCHASER"), under that Real Estate Sale Agreement (the "CONTRACT") dated of even date herewith by and between Purchaser and First Capital Income and Growth Fund Series XII, an Illinois limited partnership ("SELLER"), with respect to the purchase and sale of the property commonly known as Meidinger Tower, Louisville, Kentucky.

As escrowee, you are hereby directed to hold, deal with and dispose of the Escrow Deposit in accordance with the following terms and conditions:

1. You are to hold the Escrow Deposit until: (a) you are in receipt of a joint order by the Seller and Purchaser as to the disposition of the Escrow Deposit; or (b) you are in receipt of a written demand (the "DEMAND") from either Seller or Purchaser for the payment of the Escrow Deposit or any portion thereof. Upon receipt of any Demand, you are directed to so notify the non-demanding party, enclosing a copy of the Demand. If within five
     (5) business days after the non-demanding party has received or is deemed to have received your notice of your receipt of the Demand, you have not received from the non-demanding party its notice of objection to the Demand, then you are to disburse the Escrow Deposit as requested by the Demand. If within said five business-day period you receive from the non-demanding party its notice of objection to the Demand, then you are to continue to hold the Escrow Deposit until you are in receipt of a joint order as aforesaid, but after sixty (60) days you may deposit the Escrow Deposit with a Court of competent jurisdiction.

2. Notwithstanding the foregoing, as escrowee, you are hereby expressly authorized to regard and to comply with and obey any and all orders, judgments or decrees entered or issued by any Court, and in case you obey or comply with any such order, judgment or decree of any Court, you shall not be liable to either of the parties hereto or any other person or entity by reason of such compliance, notwithstanding any such order, judgment or decree be entered without jurisdiction or be subsequently reversed, modified, annulled, set aside or vacated. In case of any suit or proceeding regarding these Escrow Instructions, to which you are or may at any time be a party, the undersigned Seller and Purchaser agree that the non-prevailing party shall pay to you upon demand all reasonable costs and expenses incurred by you in connection herewith but solely for costs incurred in your role as Escrowee.

3. You shall not charge an escrow fee in connection with your role as Escrowee hereunder.

4. As escrowee, you shall invest the Escrow Deposit in an interest-bearing account with a federally-insured bank or savings and loan as association as set forth in the attached "Direction To Invest" or as otherwise directed by Purchaser in writing. Any interest earned on the Escrow Deposit, after you deduct your customary investment charges, shall become and be deemed to be a part of the Escrow Deposit. The FEIN of Purchaser to which interest shall be reported is ___________.

5. All notices or other communications hereunder shall be in writing and shall be personally delivered or sent by overnight courier (such as Federal Express), by facsimile transmission or by first class United States Mail, postage prepaid, registered or certified (return receipt requested) to the respective addresses for the Seller, Purchaser and escrowee as herein provided, together with copies to the attorneys for Seller and Purchaser at the addresses for such attorneys set forth in Paragraph 7 below. A notice is given on the date it is personally delivered, sent by overnight courier or facsimile transmission, or deposited with the United States Mail for delivery as aforesaid. A notice is received on the date it is personally delivered, the day after sent if sent by overnight courier or facsimile transmission or, if sent by mail as aforesaid, on the date noted on the return receipt.

6. Either Purchaser or Seller may act hereunder either directly or through its attorney. The attorney for the Seller is:

                    Rosenberg & Liebentritt, P.C.
                    Two North Riverside Plaza
                    Suite 1600
                    Chicago, Illinois  60606
                    Telephone:  (312) 466-3483
                    Facsimile:  (312) 454-0335

                    Attention:  Steven E. Ehrlich

     The attorney for the Purchaser is:

                    Liechty & McGinnis
                    10440 North Central Expressway
                    Suite 1100
                    Dallas, Texas 75231
                    Facsimile:  (214) 265-0615
                    Telephone:  (214) 265-0008

                    Attention: Kevin McGinnis


7. This Escrow Agreement is being entered into to implement the Contract and shall not (nor be deemed to) amend, modify or supersede the Contract or act as a waiver of any rights, obligations or remedies set forth therein; provided, however, that you may rely solely upon these Escrow Instructions.

              [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

8. This Escrow Agreement and any other agreements in connection herewith may be executed in three or more counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Furthermore, this Escrow Agreement transmitted via facsimile shall be treated in all manners and respects as an original document and any signature thereon shall be considered an original signature and shall have the same binding legal effect as the original document.

                             SELLER:

                             FIRST CAPITAL INCOME AND GROWTH FUND SERIES
                             XII, an Illinois limited partnership

                             By: First Capital Financial Corporation, a Florida corporation, its general partner


                                  By:__________________________________________
                                  Name:________________________________________
                                  Its:_________________________________________


                             PURCHASER:

                             WALLGLEN QUORUM PARTNERS, LTD., a Texas limited partnership

                             By: WallGlen Quorum Properties, Inc., a Texas corporation

                                  By:__________________________________________
                                  Name:________________________________________
                                  Its:_________________________________________

                        ADDRESS OF PURCHASER:

                        c/o Starwood Capital Group, LLC
                        Three Pickwick Plaza
                        Suite 250
                        Greenwich, Connecticut  06830
                        Facsimile:  (203) 861-9279
                        Telephone:  (203) 861-2100

                        Attention:  James Babb


                        With a copy to:

                        Liechty & McGinnis
                        10440 North Central Expressway
                        Suite 1100
                        Dallas, Texas 75231
                        Facsimile:  (214) 265-0615
                        Telephone:  (214) 265-0008

                        Attention: Kevin McGinnis


                        With a copy to:

                        Squadron, Ellenoff, Plesent & Sheinfeld, LLP
                        551 Fifth Avenue
                        New York, New York  10176
                        Facsimile:  (212) 661-6500
                        Telephone:  (212) 697-6686

                        Attention:  Alan Katz


                        ADDRESS OF SELLER:

                        c/o Equity Office Properties Management Corp. Two North Riverside Plaza, Suite 2200
                        Chicago, Illinois  60606
                        Facsimile:  (312) 559-5051
                        Telephone:  (312) 466-3595

                        Attention:  Alissa Schneider

                        With a copy to:

                        Rosenberg & Liebentritt, P.C.
                        Two North Riverside Plaza
                        Suite 1600
                        Chicago, Illinois  60606
                        Facsimile:  (312) 454-0335
                        Telephone:  (312) 466-3483

                        Attention:  Steven E. Ehrlich


ACCEPTED THIS ____ DAY OF FEBRUARY, 1998

COMMONWEALTH LAND TITLE INSURANCE
COMPANY, AS ESCROWEE


By:_______________________________
     Title: ______________________

ADDRESS OF ESCROWEE:

30 North LaSalle Street
Suite 3440
Chicago, Illinois  60602
Facsimile:  (312) 553-6910
Telephone:  (312) 553-6914

Attention:  Lawrence R. Vaughan, Esq.

                              DIRECTION TO INVEST
                              -------------------



TO:  COMMONWEALTH LAND TITLE INSURANCE COMPANY (ESCROWEE)

You are hereby directed to invested the sum of $500,000.00, representing the total funds which you are holding for the mutual benefit of parties to your certain Escrow No. _____________________.

The investment period shall be from the date hereof to _________________, 1998, after which time the funds shall be held in the Escrow but not invested, pending further instructions. The funds shall be invested through LaSalle National Bank in the following (choose one):

[X] Money Market Account    [_] Repurchase Agreements   [_]  Treasury Bills

Said interest earned on the investment shall be payable to: ________________, Taxpayer I.D. FEIN # __________.

Information regarding the investment should be sent to the above party at:

               See Joint Order Escrow Agreement to
               which this is attached

It is acknowledged and agreed by the undersigned that the Escrowee is not responsible for loss or damage and shall be held harmless in the event of the following:

1.   Any loss resulting from this investment.
2. Reinvestment of funds if not specifically directed by the undersigned in writing.
3. Notification by the undersigned received after 2:00 p.m. of the day in which funds are to be invested or reinvested.
4.   Lost interest caused by early withdrawal at undersigned's direction.
5.   Failure to invest surplus funds unless specifically directed.

It is agreed by the undersigned that the charge for the investment service will be $ -0- .
     ------

                                   EXHIBIT E

                           ASSIGNMENT AND ASSUMPTION
                        OF LEASES AND SECURITY DEPOSITS
                        -------------------------------


     THIS ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS (this "ASSIGNMENT") is entered into as of the ______________ day of __________, 1998, by and between FIRST CAPITAL INCOME AND GROWTH FUND SERIES XII, an Illinois limited partnership ("ASSIGNOR"), having offices at Two North Riverside Plaza, Chicago, Illinois 60606, and ______________________, a __________ ("ASSIGNEE"),
with an office at _____________________.

     1.   Property.  The "PROPERTY" shall mean the real property located in the
          --------
City of Louisville, County of Jefferson, Commonwealth of Kentucky, legally described in EXHIBIT A attached to this Assignment, together with all of
             ---------
Assignor's right, title and interest in and to the building, structures and other improvements located thereon, and commonly known as "Meidinger Tower".

     2.   Leases.  The "LEASES" shall mean all leases affecting the Property, or
          ------
any part thereof, which leases are listed on EXHIBIT B attached hereto.  "LEASE"
                                             ---------
shall mean any one of the Leases.

     3.   Security Deposits.  "SECURITY DEPOSITS" shall mean all unapplied
          -----------------
security deposits held by Assignor under the Leases that are set forth on

EXHIBIT C attached hereto.
---------

     4.   Contract.  "CONTRACT" shall mean that certain Real Estate Sale
          --------
Agreement dated _______________, 1998 by and between Assignor, as Seller, and ____________________, as Purchaser, for the purchase and sale of the Property.

     5.   Assignment.  For good and valuable consideration received by Assignor,
          ----------
the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns to Assignee the entire right, title and interest of Assignor in and to the Leases and the Security Deposits as applicable to the period from and after the date hereof.

     6.   Assumption.  Assignee hereby assumes all of the covenants, agreements
          ----------
and obligations of Assignor under or in connection with the Leases as applicable to the period from and after the date hereof, and Assignee further assumes all liability of Assignor for the proper refund or return of the Security Deposits and the interest on the Security Deposits if, when and as required by the Leases or otherwise by law. In addition, Assignee agrees to pay (i) in accordance with
Section 4(C)(i)(c) of the Contract, the brokerage fees, brokerage or leasing commissions and tenant improvements costs and/or allowances payable in connection with the New Leases (as defined in the Contract) set forth on EXHIBIT
                                                                         -------
D attached hereto or as otherwise described on EXHIBIT D attached hereto; and
-                                              ---------
(ii) in accordance with Section 4(C)(i)(d) of the Contract, all brokerage fees, leasing commissions, tenant improvement costs and/or allowances payable in connection with the Leases set forth on EXHIBIT E attached hereto or as
                                        ---------
otherwise described on EXHIBIT E attached hereto not paid as of the date hereof.
                       ---------

     7.   Enforcement.  If Assignor or Assignee must resort to a court of law or
          -----------
equity in order to enforce the provisions of this Assignment as against the other, the non-prevailing party shall pay the reasonable attorney's fees and expenses of the prevailing party.

     8.   Third Parties.  Except as set forth in Section 10 of this Assignment,
          -------------
no third party shall have the benefit of any of the provisions of this Assignment, nor is this Assignment made with the intent that any person or entity other than Assignor or Assignee rely hereon.

     9.   Limited Liability. By accepting this Assignment, Assignee expressly
          -----------------
understands and agrees that any recovery against Assignor that Assignee may be entitled to as a result of any claim, demand or cause of action that Assignee may have against Assignor with respect to this Assignment shall only be recoverable against Assignor as provided in Section 10(P) of the Contract.

     10.  Successors and Assigns.  This Assignment shall be binding upon and
          ----------------------
inure to the benefit of the parties hereto and their respective successors and assigns.

     11.  Counterparts.  This Assignment may be executed in any number of
          ------------
identical counterparts, any or all of which may contain signatures of fewer than all of the parties but all of which taken together shall constitute a single instrument.


              [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

  [SIGNATURE PAGE ATTACHED TO ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY
                                   DEPOSITS]

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment the day and year first above written.

                            ASSIGNOR:

                            FIRST CAPITAL INCOME AND GROWTH FUND SERIES
                            XII, an Illinois limited partnership

                            By: First Capital Financial Corporation, a Florida corporation, its general partner


                                 By:__________________________________________
                                 Name:________________________________________
                                 Its:_________________________________________



                            ASSIGNEE:



                                EXHIBITS
                                --------

                              A - Legal Description of the Property
                              B - List of Leases
                              C - Security Deposits
                              D - T.I. and Commissions - New Leases
                              E - T.I. and Commissions - Existing Leases

                                   EXHIBIT F
                ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS
                ----------------------------------------------


     THIS ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS (this "ASSIGNMENT") is entered into as of the ____ day of __________, 1998 by and between FIRST CAPITAL INCOME AND GROWTH FUND SERIES XII, an Illinois limited partnership ("ASSIGNOR"), having offices at Two North Riverside Plaza, Chicago, Illinois 60606, and ________________, a __________ ("ASSIGNEE"), with an office at
________________________________.

     1.   Property.  The "PROPERTY" shall mean the real property located in the
          --------
City of Louisville, County of Jefferson, Commonwealth of Kentucky, legally described in EXHIBIT A attached to this Assignment, together with all of
             ---------
Assignor's right, title and interest in and to the building, structures and other improvements located thereon, and commonly known as "Meidinger Tower".

     2.   Contract.  "CONTRACT" shall mean that certain Real Estate Sale
          --------
Agreement dated _______________, 1998 by and between Assignor, as Seller, and _________________, as Purchaser, for the purchase and sale of the Property.

     3.   Service Contracts.  "SERVICE CONTRACTS" shall mean the service
          -----------------
contracts entered into with respect to the ownership and operation of the Property that are listed on EXHIBIT B attached to this Assignment.
                            ---------

     4.   Assignment.  For good and valuable consideration received by Assignor,
          ----------
the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns to Assignee the entire right, title and interest of Assignor in and to the Service Contracts as applicable to the period from and after the date hereof.

     5.   Assumption.  Assignee hereby assumes all of the covenants, agreements
          ----------
and obligations of Assignor under or in connection with the Service Contracts as applicable to the period from and after the date hereof.

     6.   Enforcement.  If Assignor or Assignee must resort to a court of law or
          -----------
equity in order to enforce the provisions of this Assignment as against the other, the non-prevailing party shall pay the reasonable attorney's fees and expenses of the prevailing party.

     7.   Third Parties.  Except as set forth in Section 10 of this Assignment,
          -------------
no third party shall have the benefit of any of the provisions of this Assignment, nor is this Assignment made with the intent that any person or entity other than Assignor or Assignee shall rely hereon.

     8.   No Representations or Warranties.  This Assignment shall not be
          --------------------------------
construed as a representation or warranty by Assignor as to the transferability of the Service Contracts, and Assignor shall have no liability to Assignee in the event that any or all of the Service Contracts (i) are not transferable to Assignee or (ii) are canceled or terminated by reason of this assignment or any acts of Assignee.

     9.   Limited Liability. By accepting this Assignment, Assignee expressly
          -----------------
understands and agrees that any recovery against Assignor that Assignee may be entitled to as a result of any claim, demand or cause of action that Assignee may have against Assignor with respect to this Assignment shall only be recoverable against Assignor as provided in Section 10(P) of the Contract.

     10.  Successors and Assigns.  This Assignment shall be binding upon and
          ----------------------
inure to the benefit of the parties hereto and their respective successors and assigns.

     11.  Counterparts.  This Assignment may be executed in any number of
          ------------
identical counterparts, any or all of which may contain signatures of fewer than all of the parties but all of which taken together shall constitute a single instrument.



              [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

  [SIGNATURE PAGE ATTACHED TO ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS]


     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment the day and year first above written.


                              ASSIGNOR:

                              FIRST CAPITAL INCOME AND GROWTH FUND SERIES XII, an Illinois limited partnership

                              By:  First Capital Financial Corporation, a
                                   Florida corporation, its general partner


                                   By:__________________________________________
                                   Name:________________________________________
                                   Its:_________________________________________



                         ASSIGNEE:



                                  EXHIBITS
                                  --------

                              A  - Legal Description of Property
                              B  - Service Contracts

                                   EXHIBIT G
                       FORM TENANT ESTOPPEL CERTIFICATE
                       --------------------------------

WallGlen Quorum Partners, Ltd.                       [PURCHASER'S LENDER]
c/o Starwood Capital, LLC
Three Pickwick Plaza, Suite 250
Greenwich, Connecticut  06830

First Capital Income and Growth Fund Series XII
c/o Equity Office
Two North Riverside Plaza
Suite 2200
Chicago, Illinois  60606
Attention:  Ms. Alissa Schneider

Ladies and Gentlemen:

     At the request of First Capital Income and Growth Fund Series XII, an Illinois limited partnership, ("LANDLORD"), made in connection with the proposed sale of Meidinger Tower, 462 South Fourth Avenue, Louisville, Kentucky, (the "PROPERTY") and Landlord's interest in the Lease (as hereinafter defined) to WallGlen Quorum Partners, Ltd., a Texas limited partnership ("PURCHASER"), the undersigned hereby certifies to Landlord, Purchaser and [PURCHASER'S LENDER]
                                                         ------------------
("LENDER") as follows:

     1. The undersigned is the tenant under a lease with Landlord, dated __________, 19___, [as amended by _________________, dated __________, 19___
(collectively, the "LEASE")][(the "LEASE")] for suite(s) _______ on the ________ floor(s) at the Property (the "PREMISES"). A true, correct and complete copy of such lease and all amendments thereto is attached hereto as EXHIBIT A.
                                                            ---------

     2. The Lease sets forth the entire agreement between Landlord and the undersigned with respect to the Premises, is in full force and effect and has not been amended, modified or extended except as set forth in EXHIBIT A.
                                                              ---------

     3. The monthly [base][minimum] rent of $________ due under the Lease has been paid through _______, 1998 and all additional rent (consisting of $_________ per month for estimated operating expenses and estimated real estate taxes) due under the Lease has been paid through ______________, 1998.

     4. To the best of tenant's knowledge, the Landlord is not in default under the Lease and there is no existing default on the part of tenant under the Lease.

     5. The expiration date (excluding renewals) of the Lease is ____________________, 19___.

     6. The amount of the security deposit currently held by Landlord under the Lease is $________________.

     7.   There is no prepaid rent, except $_____________.

     8. The undersigned has not assigned any of its interest in the Lease or subleased all or any portion of the Premises or encumbered or otherwise transferred its interest in the Lease, except as follows:
_____________________________.

     9. The undersigned has no defenses, counterclaims, set-offs or concessions against rent or charges due or to become due under the Lease.

     10. The undersigned has unconditionally accepted the Premises and [has commenced payment of full rent] [or] [is entitled to _____ month's abatement of base rent, as of the date hereof] under the Lease and is the owner and holder of the entire tenant's interest in the Lease.

     11. [All work required to be performed by Landlord with respect to the Lease and in connection with the Premises has been completed by Landlord to the satisfaction of Tenant except for _________________.] [All amounts to be paid by Landlord under the Lease with respect to work in the Premises have been paid by Landlord except for ________________.]

     12. The undersigned has no right of first refusal, other right or option pursuant to the Lease or otherwise to purchase all or any part of the Premises or the Property.

     13. This Tenant Estoppel Certificate (this "CERTIFICATE") shall inure to the benefit of, and may be relied upon by, Landlord, Purchaser, Lender and their respective successors and assigns.

     14. If we are a corporation, the undersigned is a duly appointed officer of the corporation signing this Certificate and is the incumbent in the office indicated under this Certificate and is the incumbent in the office indicated under his or her name. In any event, the undersigned is duly authorized to execute this Certificate.

                              Very truly yours,


                              ______________________, Tenant



                              By:_____________________________________
                              ___________________, Title

                              Date: ____________________, 1998

                                   EXHIBIT H
                         NOTICES OF VIOLATIONS OF LAWS
                         -----------------------------


NONE.

                                   EXHIBIT I
                              LIST OF LITIGATION
                              ------------------


NONE.

                                   EXHIBIT J
                                 BILL OF SALE
                                 ------------

                         SPECIAL WARRANTY BILL OF SALE
                         -----------------------------

     THIS SPECIAL WARRANTY BILL OF SALE (this "BILL OF SALE") is executed as of the ____ day of _________, 1998, by ____________________, ("SELLER"), having offices at Two North Riverside Plaza, Chicago, Illinois 60606, in favor of __________________, a __________ ("PURCHASER"), with an office at
___________________________________________.

     1.   Property.  The "PROPERTY" shall mean the real property located in the
          --------
City of Louisville, Kentucky, legally described in EXHIBIT A attached to this
                                                   ---------
Bill of Sale, together with all of Seller's right, title and interest in and to the building, structures and other improvements located thereon, and commonly known as "Meidinger Tower".

     2.   Personal Property.  The "PERSONAL PROPERTY" shall mean the Tangible
          -----------------
Personal Property as defined in that certain Real Estate Sale Agreement dated the ___ day of _____________, 1998 (as amended, the "CONTRACT"), by and between Seller and ____________ with respect to the purchase and sale of the Real Property and other property as described therein, as such Personal Property is more particularly described on attached EXHIBIT C.
                                        ---------

     3.   Sale.  For good and valuable consideration received by Seller, the
          ----
receipt and sufficiency of which are hereby acknowledged, Seller hereby sells, assigns and transfers the Personal Property to Purchaser free of any liens or encumbrances other than those matters set forth on EXHIBIT B attached hereto
                                                   ---------
(the "PERMITTED EXCEPTIONS"). Seller covenants and agrees to warrant specially and forever defend title to the Personal Property unto Purchaser against all and every person or persons lawfully claiming the whole or any part thereof by, through or under Seller, and none other, but subject in any event to the Permitted Exceptions. Except as set forth in the two (2) preceding sentences, Seller makes no warranties or representations as to the Personal Property. The Personal Property is transferred "AS IS, WHERE IS" and ALL WARRANTIES OF QUALITY, FITNESS AND MERCHANTABILITY ARE HEREBY EXCLUDED.

     4.   Limited Liability.  By accepting this Bill of Sale, Purchaser
          -----------------
expressly understands and agrees that any recovery against Seller that Purchaser may be entitled to as a result of any claim, demand or cause of action that Purchaser may have against Seller with respect to this Bill of Sale shall only be recoverable against Seller as provided in Section 10(P) of the Contract.

     IN WITNESS WHEREOF, Seller has executed this Bill of Sale the day and year first above written.

                              SELLER:

                                   EXHIBIT K
                           TANGIBLE PERSONAL PROPERTY
                           --------------------------

Reception Area:                                      KITCHEN:
---------------                                      --------
1 - Desk Mahogany with left Return                   1 - Sharp Microwave
1 - IBM Personal Wheelwriter 2 Typewriter & Stand    1 - GE Refrigerator
1 - Mahogany End Table
1 - Radio Shack Answering Machine - Serial #50232196
4 - Chairs without rollers                           COPY ROOM:
                                                     ----------
1 - Large plant                                      1 - Panasonic Copier - Model #FP-7728
1 - Small plant                                      5 - Metal Storage Cabinets
                                                     2 - Large Metal Shelves
                                                     1 - Ingento Office Trimmer
                                                     1 - GBC Electric Binder

SUSAN'S OFFICE:                                      LISA'S OFFICE:
---------------                                      --------------
1 - Mahogany Desk                                    1 - Mahogany Desk
2 - Chairs                                           5 - Chairs with rollers
1 - Mahogany Credenza                                1 - Mahogany Credenza
1 - Metal File Cabinet                               1 - Mahogany Bookcase
1 - Texas Instrument Calculator                      1 - Mahogany Round Conference Table
    Model #TI-5045SV                                 1 - Texas Instrument Calculator
1 - Floor Plant                                          Model #TI-5032
1 - Small Plant                                      2 - Large Floor Plants

CONFERENCE ROOM:                                     DON'S OFFICE:
---------------                                      -------------
1 - Mahogany Conference Table                        1 - Mahogany Desk
7 - Chairs without rollers                           3 - Chairs with rollers
1 - Mahogany Credenza                                1 - Mahogany Bookcase
3 - Floor Plants                                     1 - Large Floor Plant
1 - Large Print - Meidinger Tower                    1 - Metal File Cabinets
1 - Large Print - The Great Steamboat Race           1 - Small Plant

GENERAL:
--------
1 - Floor Plant
1 - NEC Silentwriter Printer  - Model #95
1 - IBM Computer #425SX (In Main Lobby Desk)
8 - Large Wooden Planters in Main Lobby
1 - Ricoh Fax Machine - Model #R89 sits on a 2 Drawer Mahogany Lateral Cabinet
3 - Prints - Uprising at the North (All prints listed have wood frames)
9 - Executone Isotech Digital Phone Systems- Model #A000129

MAINTENANCE & SERVICE EQUIPMENT:
--------------------------------
1 - 10' Fiberglass Ladder                            1 - Eyewash, YW Bowl w/bracket
1 - 12' Wooden Ladder                                1 - Furniture Dolly
1 - 2-Wheel Dolly                                    1 - ILCO - Key Machine
1 - 30' Wooden Extension Ladder                      1 - Knock Out Set
2 - 4' Wooden Ladders                                1 - Maid's Cart - Light Bulb Cart

                           TANGIBLE PERSONAL PROPERTY
                           --------------------------

1 - 4-Wheel Dolly                                     1 - Makita - Drill 3/8"
1 - 4-Wheel Dolly (Small)                             1 - Mattado - Hammer Drive
1 - 6' Fiberglass Ladder                              1 - Metal Cabinet, Heavy-Duty, 5 Shelf
1 - Acura - Table Saw                                 1 - Porter Cable - Reciprocating Saw
1 - Bench Grinder                                     2 - Safety Cans 1 gal, Type 1
1 - Bench Vice                                        1 - Safety Can, 5 gal. Type 1
1 - Black & Decker - Skill Saw                            Scaffold (4 Sections w/boards)
1 - Bosch, Cordless Drill w/charger                   1 - Storage Cabinet, 45 gal/2 Door
1 - Cabinet, 2-Door, 22 gal u/center                  1 - Torbo Torch
2 - Dumpster Carts                                    1 - Valdor - Pressure Washer

INSTRUMENTS:
------------
1 - Amprobe Meter
1 - Amprobe - Meg/OHM Meter
1 - Archer - Circuit Identifier
1 - Fluke - Volt/OHM Meter (Digital)
1 - Micrinta - Volt/OHM Meter (Analog)

MISCELLANEOUS ITEMS/TOOLS:
--------------------------
1 - 1/2" Pipe Bender                                  7 - Files (Assorted)
2 - 12" Pipe Wrenches                                 1 - Fish Tape
1 - 18" Pipe Wrench                                   1 - Flaring Tool
1 - 2' Level                                          1 - Framing Square
1 - 24" Pipe Wrench                                   1 - Hacksaw
1 - 3/4" Pipe Bender                                  2 - Lineman's Pliers
1 - 4' Level                                          1 - Metal Shears
2 - 6 in 1 Screwdrivers                               3 - Needle Nose Pliers
1 - Allen Wrench Set                                  1 - Nut Driver Set
2 - Aviation Snips                                    1 - Phillips Blade Screwdriver
4 - Ball-Peen Hammers                                 1 - Pick Set
1 - Basin Wrench                                      2 - Pry Bars
1 - Bolt Cutter                                       1 - Putty Knife
1 - Carpenters Square                                 1 - Sledge hammer
1 - Chalk Line                                        1 - Socket Wrench Set (52 pieces)
2 - Channeloch Pliers                                 1 - Soldering Iron
1 - Claw Hammer                                       1 - Straight Blade Screw diver
2 - Combination Wrench Sets                           2 - Tape Measures
6 - Compression Ring Pliers                           2 - Tubing Cutters
1 - Crimping Pliers                                   2 - Vise Grip Pliers
1 - Cross-cut saw                                     1 - Wood Chisel
2 - Diagonal Pliers                                   4 - Wood Clamps
1 - Drywall T-square
2 - Drywall Taping Knives

                                   EXHIBIT L
                                   ---------

                            NOTICE LETTER TO TENANTS
                            ------------------------

           [Letterhead of Equity Office Properties Management Corp.]


                               NOTICE TO TENANTS

                              ______________, 1998


     Re: Meidinger Tower, 462 South Fourth Avenue, Louisville, Kentucky (the "Property")

Dear Tenant:

     This is to notify you that the Property has been sold to _____________________, and that ________________________ has been retained by the new owner as managing agent of the building.

     Any security or other deposits and any prepaid rents under your lease have been transferred to the new owner.

     Effective immediately, all rental payments, notices to the Landlord, and correspondence pursuant to your lease should be mailed to the following address:

     Rents:                                  Notices:

     _____________________________________   _________________________________
     _____________________________________   _________________________________
     _____________________________________   _________________________________
     Attention: __________________________

     Additionally, please have new Certificates of Insurance issued naming ____________________ as an additional insured. Please deliver said Certificate to new owner at the "Notices" address set forth above.

                              Very truly yours,

                              EQUITY OFFICE PROPERTIES MANAGEMENT CORP., a
                              Delaware corporation, as agent


                              By: __________________________________________

                              Name:________________________________________

                              Its: __________________________________________

                                   EXHIBIT M
                                   ---------

                            NOTICE LETTER TO VENDORS
                            ------------------------

           [Letterhead of Equity Office Properties Management Corp.]

                            __________________, 1998


VIA TELECOPY AND
----------------
CERTIFIED MAIL, RETURN RECEIPT REQUESTED
----------------------------------------

[Vendor]
_________________________
_________________________

     Re:  Sale of Meidinger Tower
          462 South Fourth Avenue
          Louisville, Kentucky (the "Property")
          -------------------------------------

Dear Service Provider:

     This is to notify you that the Property has been sold to __________________, a _________ ("Purchaser"), and that _________________, having an office at _____________________________, has been retained by the Purchaser of the Property as managing agent of the building. Purchaser has assumed all of the obligations of the undersigned under the [LICENSE AGREEMENTS/SERVICE CONTRACTS] with respect to the period from and after the date hereof. All notices to Purchaser should be sent to Purchaser at the office of the building, and should be sent or delivered to such address in the manner provided in the [LICENSE AGREEMENT/SERVICE CONTRACT].

                              Very truly yours,

                              EQUITY OFFICE PROPERTIES MANAGEMENT CORP., a
                              Delaware corporation, as agent


                              By: __________________________________________

                              Name:________________________________________

                              Its: __________________________________________

                             EXHIBIT N - RENT ROLL
                                         ---------




                                                                                              STORAGE       MONTHLY
                                                                                                RENT       BASE RENT
                                                             SECURITY                         PAYABLE       PAYABLE
     SUITE #                    TENANT NAME                  DEPOSIT    SQ. FT.  EXP. DATE  AS OF 2/1/98  AS OF 2/1/98
-----------------------------------------------------------------------------------------------------------------------
       1770         ACSI of Louisville, Inc.                $12,498.68   10,608    7/31/04     $  133.83    $ 7,551.88
-----------------------------------------------------------------------------------------------------------------------
       2400         Advest, Inc.                                  0.00    4,754    8/31/03          0.00      3,957.71
-----------------------------------------------------------------------------------------------------------------------
       2300         Arthur Andersen, LLP                          0.00   10,128    9/30/03        231.71      6,920.80
-----------------------------------------------------------------------------------------------------------------------
       610          Borden Chemical, Inc.                         0.00    9,470   12/17/00          0.00      7,733.84
-----------------------------------------------------------------------------------------------------------------------
       1825         Borowtiz & Goldsmith, PLC                     0.00    9,096   12/31/01        215.63      6,200.44
-----------------------------------------------------------------------------------------------------------------------
       130          CBM Building Services, Inc.                   0.00        0    4/30/00        340.26          0.00
-----------------------------------------------------------------------------------------------------------------------
       1200         Commonwealth Aluminum Inc(1)                  0.00    8,011    8/31/98          0.00      5,610.75
-----------------------------------------------------------------------------------------------------------------------
       1200         Compression, Inc(1)                       6,675.83    8,011    8/31/01          0.00          0.00
-----------------------------------------------------------------------------------------------------------------------
     2340/27N       Data Advantage Corp.                      2,959.39    2,219    3/17/00         33.35      1,942.73
-----------------------------------------------------------------------------------------------------------------------
       1900         David Corrie, an individual                   0.00   16,964    4/30/01        355.39      8,043.43
-----------------------------------------------------------------------------------------------------------------------
  2000/27K/LL13     Dinsmore & Shohl, LLP(3)                      0.00   17,447    7/31/02        658.31     19,980.00
-----------------------------------------------------------------------------------------------------------------------
       2000         Dinsmore & Shohl, LLP(3)                      0.00    2,533    7/31/02          0.00          0.00
-----------------------------------------------------------------------------------------------------------------------
    1225/LL11       Encor Technologies, Inc.                      0.00    6,659   12/31/00        212.59      4,454.75
-----------------------------------------------------------------------------------------------------------------------
       1620         Entex Information Services, Inc.          4,028.75    3,516   12/23/98          0.00      2,226.80
-----------------------------------------------------------------------------------------------------------------------
       2500         Eskew & Gresham                               0.00   14,341    9/30/99        576.00     14,341.00
-----------------------------------------------------------------------------------------------------------------------
       1750         Executive Investment Advisors, Inc.       1,050.00    1,573    8/31/00          0.00        985.75
-----------------------------------------------------------------------------------------------------------------------
     1600/27R       Gardner, Ewing & Souza                    4,882.01    4,314   12/31/04         42.88      2,566.83
-----------------------------------------------------------------------------------------------------------------------
       900          Gloria Jean's Gourmet Coffee Corp.            0.00      900   10/15/05          0.00        810.00
-----------------------------------------------------------------------------------------------------------------------
       1730         Harper, Ferguson & Davis                  5,001.35    4,349    7/31/99        181.00      2,718.13
-----------------------------------------------------------------------------------------------------------------------
       405          HCIA, Inc.                                4,984.67    4,619    4/30/98          0.00      2,617.43
-----------------------------------------------------------------------------------------------------------------------
       LL10         Hebel & Hornung, PSC                          0.00        0   12/31/99         68.54          0.00
-----------------------------------------------------------------------------------------------------------------------
       27L          Kent Robinson                                 0.00        0    4/30/98         84.80          0.00
-----------------------------------------------------------------------------------------------------------------------
     LL1/LL19       Kentucky Telephone Corporation                0.00        0    7/31/02        133.82          0.00
-----------------------------------------------------------------------------------------------------------------------
       1700         Lloyd & McDaniel, PLC                         0.00    5,012    5/12/03          0.00      3,216.03
-----------------------------------------------------------------------------------------------------------------------
     500/27S        Lynch Cox Gilman & Mahan, P.S.C.              0.00   13,980   10/31/99        158.31      9,902.50
-----------------------------------------------------------------------------------------------------------------------
       27P          Mainstream Advisors, LLC                      0.00        0    8/31/00         48.00          0.00
-----------------------------------------------------------------------------------------------------------------------
       200          MCI Telecommunications Corp.                  0.00    8,684   12/31/01        530.45      8,843.21
-----------------------------------------------------------------------------------------------------------------------
       816          Mercer, Inc. William M.                       0.00  100,883    7/31/02          0.00     67,255.34
-----------------------------------------------------------------------------------------------------------------------
       705          Mercer, Inc. William M.                       0.00   10,975    7/31/02          0.00      6,676.46
-----------------------------------------------------------------------------------------------------------------------
       1800         Mercer, Inc. William M.                       0.00    4,318   12/31/99          0.00      2,813.90
-----------------------------------------------------------------------------------------------------------------------
       LL6          Mercer, Inc. William M.                       0.00        0   10/31/98        139.33          0.00
-----------------------------------------------------------------------------------------------------------------------
       LL3          Mercer, Inc. William M.                       0.00        0    7/31/02      1,441.67          0.00
-----------------------------------------------------------------------------------------------------------------------
       27E          Mercer, Inc. William M.                       0.00        0    5/31/98        260.00          0.00
-----------------------------------------------------------------------------------------------------------------------
       2450         Naber, Joyner, Schardein & Stinson            0.00    4,331    9/30/03          0.00      2,797.00
-----------------------------------------------------------------------------------------------------------------------
       400          PDR Engineers, Inc.                           0.00    7,354   10/31/01          0.00      5,668.71
-----------------------------------------------------------------------------------------------------------------------
       LL16         PDR Engineers, Inc.                           0.00        0   10/31/99        176.97          0.00
-----------------------------------------------------------------------------------------------------------------------
       101          PNC Bank, National Association                0.00    4,383    4/30/03          0.00      6,302.54
-----------------------------------------------------------------------------------------------------------------------
       210          Payton Enterprises, Inc.(2)               6,889.74    2,402    3/31/04          0.00          0.00
-----------------------------------------------------------------------------------------------------------------------
       LL21         Potter & Cox Architects                       0.00        0    7/30/02         54.93          0.00
-----------------------------------------------------------------------------------------------------------------------
       2460         Roach, Becker, & Gallagher                2,370.37    3,010    6/30/98          0.00      1,806.00
-----------------------------------------------------------------------------------------------------------------------
       2350         Ruck, Wilson & Helline                        0.00    2,050    9/30/97          0.00      1,452.08
-----------------------------------------------------------------------------------------------------------------------
       2200         Seiller & Handmaker, LLP                      0.00   14,341    5/31/04        553.39     13,145.92
-----------------------------------------------------------------------------------------------------------------------

                                                                             MONTHLY BASE RENT,
                                                             ESTIMATED        STORAGE RENT OR           PREPAID BASE RENT,
                                                             OPERATING EXP.   ESTIMATED OPERATING        STORAGE RENT, OR
                                                             PASS-THROUGHS   EXPENSE PASS-THROUGHS     ESTIMATED OPERATING
                                                             PAYABLE           OUTSTANDING            EXPENSE PASS-THROUGHS
     SUITE #                    TENANT NAME                  AS OF 2/1/98        AS OF 2/13/98            AS OF 2/13/98
----------------------------------------------------------------------------------------------------------------------------------
       1770         ACSI of Louisville, Inc.                $ 6,239.36                $  0.00             $     0.00
----------------------------------------------------------------------------------------------------------------------------------
       2400         Advest, Inc.                              2,796.18                   0.00                   0.00
----------------------------------------------------------------------------------------------------------------------------------
       2300         Arthur Andersen, LLP                      5,957.04                   0.00                   0.00
----------------------------------------------------------------------------------------------------------------------------------
       610          Borden Chemical, Inc.                     5,571.52                   0.00                   0.00
----------------------------------------------------------------------------------------------------------------------------------
       1825         Borowtiz & Goldsmith, PLC                 5,350.04                   0.00                   0.00
----------------------------------------------------------------------------------------------------------------------------------
       130          CBM Building Services, Inc.                   0.00                  38.52                   0.00
----------------------------------------------------------------------------------------------------------------------------------
       1200         Commonwealth Aluminum Inc(1)              4,400.14                   0.00                   0.00
----------------------------------------------------------------------------------------------------------------------------------
       1200         Compression, Inc(1)                           0.00                   0.00                   0.00
----------------------------------------------------------------------------------------------------------------------------------
     2340/27N       Data Advantage Corp.                      1,305.16                   0.00                   0.00
----------------------------------------------------------------------------------------------------------------------------------
       1900         David Corrie, an individual               9,977.80                   0.00                   0.00
----------------------------------------------------------------------------------------------------------------------------------
  2000/27K/LL13     Dinsmore & Shohl, LLP(3)                 11,754.90                   0.00                 640.00
----------------------------------------------------------------------------------------------------------------------------------
       2000         Dinsmore & Shohl, LLP(3)                      0.00                   0.00                   0.00
----------------------------------------------------------------------------------------------------------------------------------
    1225/LL11       Encor Technologies, Inc.                  3,916.66                   0.00                   0.00
----------------------------------------------------------------------------------------------------------------------------------
       1620         Entex Information Services, Inc.          2,068.02                   0.00                   2.00
----------------------------------------------------------------------------------------------------------------------------------
       2500         Eskew & Gresham                           8,435.02                   0.00                   0.00
----------------------------------------------------------------------------------------------------------------------------------
       1750         Executive Investment Advisors, Inc.         925.20                   0.00                   0.00
----------------------------------------------------------------------------------------------------------------------------------
     1600/27R       Gardner, Ewing & Souza                    2,537.39                   0.00                   0.00
----------------------------------------------------------------------------------------------------------------------------------
       900          Gloria Jean's Gourmet Coffee Corp.          876.00                   0.00                   0.00
----------------------------------------------------------------------------------------------------------------------------------
       1730         Harper, Ferguson & Davis                  2,557.97                   0.00              21,828.40
----------------------------------------------------------------------------------------------------------------------------------
       405          HCIA, Inc.                                2,716.78                   0.00                   0.00
----------------------------------------------------------------------------------------------------------------------------------
       LL10         Hebel & Hornung, PSC                          0.00                   0.00                   0.00
----------------------------------------------------------------------------------------------------------------------------------
       27L          Kent Robinson                                 0.00                   0.00                   0.00
----------------------------------------------------------------------------------------------------------------------------------
     LL1/LL19       Kentucky Telephone Corporation                0.00                 133.82                   0.00
----------------------------------------------------------------------------------------------------------------------------------
       1700         Lloyd & McDaniel, PLC                     2,947.93                   0.00                   0.00
----------------------------------------------------------------------------------------------------------------------------------
     500/27S        Lynch Cox Gilman & Mahan, P.S.C.          8,222.69                   0.00                   0.00
----------------------------------------------------------------------------------------------------------------------------------
       27P          Mainstream Advisors, LLC                      0.00                   0.00                   0.00
----------------------------------------------------------------------------------------------------------------------------------
       200          MCI Telecommunications Corp.              5,107.71                   0.00                   0.00
----------------------------------------------------------------------------------------------------------------------------------
       816          Mercer, Inc. William M.                  54,897.16                   0.00                   0.00
----------------------------------------------------------------------------------------------------------------------------------
       705          Mercer, Inc. William M.                   6,518.48                   0.00                   0.00
----------------------------------------------------------------------------------------------------------------------------------
       1800         Mercer, Inc. William M.                   2,564.85                   0.00                   0.00
----------------------------------------------------------------------------------------------------------------------------------
       LL6          Mercer, Inc. William M.                       0.00                   0.00                   0.00
----------------------------------------------------------------------------------------------------------------------------------
       LL3          Mercer, Inc. William M.                       0.00                   0.00                   0.00
----------------------------------------------------------------------------------------------------------------------------------
       27E          Mercer, Inc. William M.                       0.00                   0.00                   0.00
----------------------------------------------------------------------------------------------------------------------------------
       2450         Naber, Joyner, Schardein & Stinson        2,547.39                   0.00                   0.00
----------------------------------------------------------------------------------------------------------------------------------
       400          PDR Engineers, Inc.                       4,325.44                   0.00                   0.00
----------------------------------------------------------------------------------------------------------------------------------
       LL16         PDR Engineers, Inc.                           0.00                   0.00                   0.00
----------------------------------------------------------------------------------------------------------------------------------
       101          PNC Bank, National Association            3,974.12                   0.00                   0.00
----------------------------------------------------------------------------------------------------------------------------------
       210          Payton Enterprises, Inc.(2)                   0.00                   0.00                   0.00
----------------------------------------------------------------------------------------------------------------------------------
       LL21         Potter & Cox Architects                       0.00                   0.00                   0.00
----------------------------------------------------------------------------------------------------------------------------------
       2460         Roach, Becker, & Gallagher                1,770.41                   0.00                   0.00
----------------------------------------------------------------------------------------------------------------------------------
       2350         Ruck, Wilson & Helline                    1,205.76                   0.00                   0.00
----------------------------------------------------------------------------------------------------------------------------------
       2200         Seiller & Handmaker, LLP                  8,435.02                   0.00                   0.00
----------------------------------------------------------------------------------------------------------------------------------

                       EXHIBIT N  (CONTINUED) - RENT ROLL
                                                ---------


       420          Sherman.Carter.Barnhart PSC         2,299.68  2,007  7/14/98  0.00  1,605.60  1,180.47       0.00  0.00
---------------------------------------------------------------------------------------------------------------------------
       625          Southeast Development Corporation       0.00  4,610  2/28/98  0.00  1,973.00  2,653.38  32,166.31  0.00
---------------------------------------------------------------------------------------------------------------------------
       1640         Storage Technology Corporation          0.00    928  9/30/98  0.00    491.14    545.83       0.00  0.00
---------------------------------------------------------------------------------------------------------------------------
       1850         Waterhouse Securities, Inc.         1,212.17    959  6/30/99  0.00    607.37    564.06       0.00  0.00
---------------------------------------------------------------------------------------------------------------------------

(1) Commonwealth Aluminum, Inc. lease expires 8/31/98 and Compression, Inc. commences 9/1/98.
(2) Payton Enterprises, Inc. lease commences approx. 4/1/98 for Suite 210.
(3) Dinsmore & Shohl, LLP expansion of 2,533 sf on the 21st floor commences 3/1/98.

                                   EXHIBIT O

                                  OSHA LETTER
                                  -----------


                            _________________, 1998


[Purchaser]




   Re:  Transmittal of Information Regarding Asbestos-Containing
        Material and Presumed Asbestos-Containing Material

Ladies and Gentlemen:

   As you know, the Occupational Safety and Health Administration ("OSHA") has enacted regulations (the "OSHA REGULATIONS") which require building owners to provide information regarding the presence, location and quantity of asbestos containing material ("ACM") and presumed ACM ("PACM") to various building occupants, including employers of employees who lease space within the owner's building. In addition, the OSHA Regulations, specifically 29 C.F.R.
(S)1910.1001(j)(2)(ii) and 29 C.F.R. (S)1926.1101(n)(6), require building owners to keep records of all information required to be maintained by the OSHA Regulations and to transmit such records to subsequent owners at or before the time of closing.

   First Capital Income and Growth Fund Series XII, an Illinois limited partnership ("SELLER"), has, prior to the date of this letter, provided [NAME OF PURCHASER] ("PURCHASER") with copies of information required to be maintained and transmitted as described above regarding ACM and PACM at the property located at 462 South Fourth Avenue, Louisville, Kentucky, and commonly known as Meidinger Tower, including copies of notices to tenants and any related asbestos sampling results and reports in our possession (such information, notices and reports being referred to herein collectively as the "REPORTS"). A list of such Reports is set forth on SCHEDULE 1 attached hereto.
                        ----------

   The undersigned makes no representation, warranty, promises, covenants, agreements or guarantees of any kind or character whatsoever, express or implied, oral or written, past, present or future, of, as to, concerning or with respect to the information and documentation transmitted herewith including without limitation, the accuracy or completeness of such Reports, the Reports' compliance with the OSHA Regulations, or Seller's compliance with the OSHA Regulations.

   We request that you acknowledge receipt of this letter and the Reports by signing below and forwarding an executed copy to Seller.

                         Sincerely,


                         FIRST CAPITAL INCOME AND GROWTH FUND SERIES XII, an Illinois limited partnership

                         By: First Capital Financial Corporation, a Florida corporation, its general partner


                              By:_____________________________________
                              Name:___________________________________
                              Its:____________________________________




Acknowledged receipt of this letter and the Reports this _____ day of _______________, 1998.

[PURCHASER]


By:______________________________________
Name:____________________________________
Its:_____________________________________

                                   SCHEDULE 1
                                   ----------
                                       TO
                                       --
                                  OSHA LETTER
                                  -----------

                                LIST OF REPORTS
                                ---------------


1. Letter dated December 2, 1988 from ENSR Consulting and Engineering addressed to Mr. Scott R. Whitney together with a copy of Environmental Assessment of Meidinger Tower prepared by ERT dated September 1988, Document No. 2708-006-001;

2. Letter dated December 10, 1990 to Mr. Steven Lane from ENSR Consulting and Engineering - Re: Environmental Assessment Update of Meidinger Tower, Louisville, Kentucky; and

3. Letter dated March 3, 1997 from Law Engineering and Environmental Services, Inc. addressed to Mr. Donald E. Buckler - Re: Equity Properties Indoor Air Sampling, Meidinger Tower, Law Engineering and Environmental Services Project 50521-7-6549.

                                   EXHIBIT P

                             ENVIRONMENTAL REPORTS
                             ---------------------

1. Letter dated December 2, 1988 from ENSR Consulting and Engineering addressed to Mr. Scott R. Whitney together with a copy of Environmental Assessment of Meidinger Tower prepared by ERT dated September 1988, Document No. 2708-006-001;

2. Letter dated December 10, 1990 to Mr. Steven Lane from ENSR Consulting and Engineering - Re: Environmental Assessment Update of Meidinger Tower, Louisville, Kentucky; and

3. Letter dated March 3, 1997 from Law Engineering and Environmental Services, Inc. addressed to Mr. Donald E. Buckler - Re: Equity Properties Indoor Air Sampling, Meidinger Tower, Law Engineering and Environmental Services Project 50521-7-6549.

                                   EXHIBIT Q

                           CONFIDENTIALITY AGREEMENT
                           -------------------------


Exhibit Q follows this page

                                   EXHIBIT R

           QUIT CLAIM ASSIGNMENT OF PERMITS AND GENERAL INTANGIBLES
           --------------------------------------------------------


     THIS QUIT CLAIM ASSIGNMENT OF PERMITS AND GENERAL INTANGIBLES (this "ASSIGNMENT") is entered into as of the ____ day of __________, 1998 by and between FIRST CAPITAL INCOME AND GROWTH FUND SERIES XII, an Illinois limited partnership ("ASSIGNOR"), having offices at Two North Riverside Plaza, Chicago, Illinois 60606, and ________________, a __________ ("ASSIGNEE"), with an office at ________________________________.

     1.   Property.  The "PROPERTY" shall mean the real property located in the
          --------
City of Louisville, County of Jefferson, Commonwealth of Kentucky, legally described in EXHIBIT A attached to this Assignment, together with all of
             ---------
Assignor's right, title and interest in and to the building, structures and other improvements located thereon, and commonly known as "Meidinger Tower".

     2.   Contract.  "CONTRACT" shall mean that certain Real Estate Sale
          --------
Agreement dated _______________, 1998 by and between Assignor, as Seller, and _________________, as Purchaser, for the purchase and sale of the Property.

     3.   Permits.  "PERMITS" shall mean all certificates of occupancy, special
          -------
use permits, elevator inspection certificates, operating permits, and all other permits issued by any governmental authority relating to the use, occupancy, ownership or operation of the Property, if any.

     4.   General Intangibles.  "GENERAL INTANGIBLES" shall mean:  (i) all
          -------------------
warranties and guaranties relating to the Property, (ii) all plans, specifications and floor plans for the Office Building (as defined in the Contract); and (iii) all existing intangible personal property pertaining to the Property, including the name "Meidinger Tower" but excluding any intangible property pertaining in any way to the rights associated with the name "Equity Office" or the name of any entity containing the words "Equity Office".

     5.   Quit Claim Assignment.  For good and valuable consideration received
          ---------------------
by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby quit claims to Assignee the entire right, title and interest of Assignor, if any, in and to the Permits and General Intangibles, as applicable to the period from and after the date hereof.

     6.   Enforcement.  If Assignor or Assignee must resort to a court of law or
          -----------
equity in order to enforce the provisions of this Assignment as against the other, the non-prevailing party shall pay the reasonable attorney's fees and expenses of the prevailing party.

     7.   Third Parties.  Except as set forth in Section 10 of this Assignment,
          -------------
no third party shall have the benefit of any of the provisions of this Assignment, nor is this Assignment made with the intent that any person or entity other than Assignor or Assignee shall rely hereon.

     8.   No Representations or Warranties.  This Assignment shall not be
          --------------------------------
construed as a representation or warranty by Assignor as to the existence, ownership or transferability of the Permits or the General Intangibles, and Assignor shall have no liability to Assignee in the event that any or all of the Permits or the General Intangibles (i) are not transferable to Assignee, or (ii) are canceled or terminated by reason of this assignment or any acts of Assignee.

     9.   Limited Liability. By accepting this Assignment, Assignee expressly
          -----------------
understands and agrees that any recovery against Assignor that Assignee may be entitled to as a result of any claim, demand or cause of action that Assignee may have against Assignor with respect to this Assignment shall only be recoverable against Assignor as provided in Section 10(P) of the Contract.

     10.  Successors and Assigns.  This Assignment shall be binding upon and
          ----------------------
inure to the benefit of the parties hereto and their respective successors and assigns.

     11.  Counterparts.  This Assignment may be executed in any number of
          ------------
identical counterparts, any or all of which may contain signatures of fewer than all of the parties but all of which taken together shall constitute a single instrument.


              [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

    [SIGNATURE PAGE ATTACHED TO QUIT CLAIM ASSIGNMENT OF PERMITS AND GENERAL
                                  INTANGIBLES]


     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment the day and year first above written.


                                   ASSIGNOR:

                                   FIRST CAPITAL INCOME AND GROWTH FUND SERIES
                                   XII, an Illinois limited partnership

                                   By:  First Capital Financial Corporation, a
                                        Florida corporation, its general partner


                                        By:_____________________________________
                                        Name:___________________________________
                                        Its:____________________________________


                                   ASSIGNEE:




                                     EXHIBITS
                                     --------

                                   A  - Legal Description of Property

                                   EXHIBIT S

     T.I. AND COMMISSIONS - NEW LEASES APPROVED PRIOR TO DATE OF AGREEMENT
     ---------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------------------------
                          Date of Lease or                                             Commission Due   Purchaser's    Seller's
       Tenant                 Amendment             T.I. Reference        T.I. Due      Per Invoices       Share        Share
---------------------------------------------------------------------------------------------------------------------------------
                        Third Amendment to     Paragraph VI of Third
Borden Chemical, Inc.   Lease (1)              Amendment to Lease (1)     $60,000.00    N/A              $60,000.00            -
---------------------------------------------------------------------------------------------------------------------------------
Total                                                                     $60,000.00                     $60,000.00    $       -
---------------------------------------------------------------------------------------------------------------------------------


(1) Lease with Borden Chemical, Inc., as tenant, a copy of which follows this page as Schedule I (awaiting signature of all parties).
             ----------

                                   EXHIBIT T

                    T.I. AND COMMISSIONS - EXISTING LEASES
                    --------------------------------------



----------------------------------------------------------------------------------------------------------------------------------
                                                                                               Commission
                                   Date of Lease or                                                Due
          Tenant                      Amendment             T.I. Reference     T.I. Due (2)    Per Invoices           Total
-----------------------------------------------------------------------------------------------------------------------------------
                                                             Per Exh. E, para.
                                 Lease dated September 17,   2, paint and
  Advest, Inc.                   1996                        shampoo carpet      $ 19,016.00              N/A       $ 19,016.00
------------------------------------------------------------------------------------------------------------------------------------

                                                             Per Exhibit D,
  PDR Engineers, Inc.            Lease dated May 20, 1997    paragraph 4         $ 14,980.00              N/A       $ 14,980.00
------------------------------------------------------------------------------------------------------------------------------------

                                 Lease dated March 4, 1994   Per Exhibit E,
  David L. Corrie                                            paragraph II        $ 36,646.00              N/A       $ 36,646.00
------------------------------------------------------------------------------------------------------------------------------------

                                                             Per Exh. E,
  Nabor, Joyner,                 Lease dated March 10, 1993  paragraph III,
  Schardein & Stinson                                        paint and carpet    $ 21,655.00              N/A       $ 21,655.00
------------------------------------------------------------------------------------------------------------------------------------

                                 Fourth Lease Amendment      Per Exhibit C,
  Seiller & Handmaker, LLP       dated September 17, 1996    paragraph V         $ 47,340.00              N/A       $ 47,340.00
------------------------------------------------------------------------------------------------------------------------------------

                                                             Per Exhibit D,
  Compression, Inc. (1)          Lease dated May 7, 1997     paragraph I         $ 60,082.50       $24,427.64       $ 84,510.14
------------------------------------------------------------------------------------------------------------------------------------

                                 Lease dated January 19,     Per Exhibit D,
  Payton Enterprises, Inc. (1)   1998                        paragraph 7         $ 24,020.00       $13,228.29       $ 37,248.29
------------------------------------------------------------------------------------------------------------------------------------

  Total                                                                          $223,739.50       $37,655.93       $261,395.43
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------
                                 Purchaser's          Seller's
          Tenant                   Share               Share
--------------------------------------------------------------------
  Advest, Inc.                 $ 15,300.36           $  3,715.64
--------------------------------------------------------------------
  PDR Engineers, Inc.          $ 12,665.84           $  2,314.16
--------------------------------------------------------------------
  David L. Corrie              $ 20,332.82           $ 16,313.18
--------------------------------------------------------------------
  Nabor, Joyner,
  Schardein & Stinson          $ 13,417.88           $  8,237.12
--------------------------------------------------------------------
  Seiller & Handmaker, LLP     $ 39,309.22           $  8,030.78
--------------------------------------------------------------------
  Compression, Inc. (1)        $ 84,510.14           $         -
--------------------------------------------------------------------
  Payton Enterprises, Inc.     $ 37,248.29           $         -
  (1)
--------------------------------------------------------------------
  Total                        $222,784.55           $ 38,610.88
--------------------------------------------------------------------

(1) Commencement date of Compression, Inc. is 9/1/98 and expected commencement date of Payton Enterprises, Inc. is 4/1/98.
(2) No specified T.I. for Advest or Nabor, Joyner, et al. Assume $4/sf for Advest and $5/sf for Nabor, Joyner et al.

                                   EXHIBIT U

     SETTLEMENT OF ASSESSED VALUES -- APPLICABLE TAX AND/OR CALENDAR YEARS
     ---------------------------------------------------------------------

1.  Calendar Year 1992
2.  Calendar Year 1993
3.  Calendar Year 1994
4.  Calendar Year 1995
5.  Calendar Year 1996

                                   EXHIBIT V

                    PROSPECTIVE TENANT LIST--HARRY K. MOORE
                    ---------------------------------------



---------------------------------------------------------------
GTE
---------------------------------------------------------------
Clear Logic
---------------------------------------------------------------
Professional Search Consultants
---------------------------------------------------------------
Heine Brothers
---------------------------------------------------------------
Johnson & Higgins
---------------------------------------------------------------
WDRB
---------------------------------------------------------------
Hoffman, York
---------------------------------------------------------------
That's a Wrap
---------------------------------------------------------------

                                   EXHIBIT W

                             SPECIAL WARRANTY DEED
                             ---------------------


     THIS DEED made this ____ day of __________, 1998, between FIRST CAPITAL INCOME AND GROWTH FUND SERIES XII, an Illinois limited partnership, of Two North Riverside Plaza, Chicago, Illinois 60606, Party of the First Part, and [PURCHASER], of [ADDRESS OF PURCHASER], Party of the Second Part;

                             W I T N E S S E T H:
                             -------------------

     That for a valuable consideration paid in the amount of Twenty-Eight Million Four Hundred Fifty Thousand Dollars ($28,450,000.00), the receipt and sufficiency of which is hereby acknowledged, the Party of the First Part hereby sells and conveys unto the Party of the Second Part in fee simple, with covenant of Special Warranty, the following described real estate situated in Jefferson County, Kentucky, to-wit:

             SEE EXHIBIT A ATTACHED HERETO AND MADE A PART HEREOF.
                 ---------

     Party of the First Part covenants that it, its successors and assigns, shall warrant and defend the property herein conveyed unto Party of the Second Part, its successors and assigns, against the lawful claims of all persons claiming by, through, or under Party of the First Part, but not otherwise, subject, however, to the matters set forth on EXHIBIT B attached hereto and made
                                              ---------
a part hereof.

     IN TESTIMONY WHEREOF, witness the signature of the Party of the First Part this day and year first above written.

                                   PARTY OF THE FIRST PART:

                                   FIRST CAPITAL INCOME AND GROWTH FUND SERIES
                                   XII, an Illinois limited partnership

                                   By:  First Capital Financial Corporation, a
                                        Florida corporation, its general partner


                                        By:_____________________________________
                                        Name:___________________________________
                                        Its:____________________________________

STATE OF ILLINOIS  :

COUNTY OF COOK     :


     The foregoing Deed was acknowledged before me this ____ day of __________, 1998.


     My Commission expires:____________________________.

                                            ___________________________________
                                            NOTARY PUBLIC


                           CONSIDERATION CERTIFICATE
                           -------------------------

Party of the First Part and Party of the Second Part certify that the consideration stated in the foregoing deed is the true, correct, and full consideration paid for the property therein conveyed.


PARTY OF THE FIRST PART:            PARTY OF THE SECOND PART:

FIRST CAPITAL INCOME AND GROWTH     ______________________________________
FUND SERIES

By:  First Capital Financial Corporation,
     a Florida corporation, its general partner


     By:____________________________________
     Name:__________________________________
     Its:___________________________________



STATE OF ____________  :

COUNTY OF ___________  :

     The foregoing Consideration Certificate was subscribed, sworn to, and acknowledged before me this ____ day of __________, 1998, by ______________________, the Party of the First Part.


     My Commission expires:____________________________.

                                             ___________________________________
                                             NOTARY PUBLIC

STATE OF ____________  :

COUNTY OF ___________  :


     The foregoing Consideration Certificate was subscribed, sworn to, and acknowledged before me this ____ day of __________, 1998 by _____________________, the Party of the Second Part.


     My Commission expires:____________________________.

                                             ___________________________________
                                             NOTARY PUBLIC


THIS INSTRUMENT PREPARED BY:

ROSENBERG & LIEBENTRITT, P.C.


BY:________________________________
   STEVEN E. EHRLICH
   Two North Riverside Plaza
   Suite 1600
   Chicago, Illinois  60606
   (312) 466-3456

                                   EXHIBITS
                                   --------

                         EXHIBIT A - Legal Description
                         EXHIBIT B - Permitted Exceptions

                                   EXHIBIT X

                            LEASE DEFAULTS - SELLER
                            -----------------------


NONE.

                                   EXHIBIT Y

                         REVISIONS TO DECEMBER SURVEY
                         ----------------------------


Exhibit Y follows this page